Exhibit 99.1

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and

Stockholders of Fairmount Bancorp, Inc.

Baltimore, Maryland

We have audited the accompanying consolidated balance sheets of Fairmount Bancorp, Inc. and its wholly-owned subsidiary (Fairmount Bank) as of September 30, 2014 and 2013, and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fairmount Bancorp, Inc. and its wholly-owned subsidiary as of September 30, 2014 and 2013, and the results of their operations and their cash flows for each of the years then ended in accordance with accounting principles generally accepted in the United States of America.

Chambersburg, Pennsylvania

December 23, 2014

Fairmount Bancorp, Inc. and Subsidiary

Consolidated Balance Sheets

September 30, 2014 and September 30, 2013

	September 30, 2014	September 30, 2013
Assets
Cash and due from banks	$431,769	$850,941
Interest-bearing deposits in other banks	851,638	858,746
Federal funds sold	52,487	2,141,774

Cash and cash equivalents	1,335,894	3,851,461

Certificates of deposit	4,692,145	3,783,568
Securities available for sale, at fair value	8,394,749	5,791,725
Securities held to maturity, at amortized cost	4,008,229	3,756,238
Federal Home Loan Bank stock, at cost	540,900	453,700
Loans, net of allowances for loan and lease losses of $761,988 at September 30, 2014 and $733,451 at September 30, 2013	54,994,231	55,375,365
Accrued interest receivable	236,054	233,680
Premises and equipment, net	3,039,329	3,155,062
Foreclosed assets	—	20,000
Deferred income tax assets	391,942	287,746
Prepaid expenses and other assets	227,575	319,604

Total assets	$77,861,048	$77,028,149

Liabilities and Stockholders’ Equity
Liabilities
Deposits
Noninterest-bearing deposits	$421,827	$561,563
Interest-bearing deposits	3,793,128	4,075,532
Savings deposits	16,160,705	16,850,314
Certificates of deposit	33,590,351	34,442,370

Total deposits	53,966,011	55,929,779

Federal Home Loan Bank advances	10,500,000	8,000,000
Accrued interest payable	42,943	42,503
Accounts payable and other liabilities	88,686	52,638

Total liabilities	64,597,640	64,024,920

Commitments and contingencies	—	—

Stockholders’ Equity
Preferred stock, $0.01 par value; authorized 1,000,000; none issued	—	—
Common stock, $0.01 par value; authorized 4,000,000; 500,314 issued; 483,839 and 484,839 shares outstanding at September 30, 2014 and 2013, respectively	5,003	5,003
Additional paid in capital	4,106,341	4,040,748
Unearned common stock held by:
Employee Stock Ownership Plan	(155,178)	(209,736)
Recognition and Retention Plan	(186,058)	(245,145)
Retained earnings	9,389,614	9,334,634
Accumulated other comprehensive income	103,686	77,725

Total stockholders’ equity	13,263,408	13,003,229

Total liabilities and stockholders’ equity	$77,861,048	$77,028,149

The notes to consolidated financial statements are an integral part of these consolidated statements.

Fairmount Bancorp, Inc. and Subsidiary

Consolidated Statements of Income

Years Ended September 30, 2014 and 2013

	2014	2013
Interest and dividend income:
Interest on loans	$3,105,054	$3,147,659
Interest and dividends on investments	300,136	270,823

Total interest income	3,405,190	3,418,482

Interest expense:
Interest on deposits	407,099	465,117
Interest on borrowings	269,036	268,016

Total interest expense	676,135	733,133

Net interest income	2,729,055	2,685,349

Provision for loan and lease losses	950,000	500,000

Net interest income after provision for loan and lease losses	1,779,055	2,185,349

Non-interest income:
Service fees on deposit accounts	7,801	5,269
Other service charges, commissions and fees	56,707	86,448
Gain on sale of assets	—	116,480
Other non-interest income	104,077	39,555

Total non-interest income	168,585	247,752

Non-interest expense:
Salaries, fees and employment	1,184,930	1,150,622
Premises and equipment	225,003	212,934
Professional fees	167,308	198,059
Data processing	133,869	127,060
FDIC premiums and regulatory assessments	89,707	104,304
Insurance and bond premiums	30,478	31,983
Stationery, printing and supplies	32,717	25,675
Provision for losses and costs on real estate acquired through foreclosure	—	24,747
Other operating expenses	120,953	119,520

Total non-interest expense	1,984,965	1,994,904

Income (loss) before income taxes (benefit)	(37,325)	438,197

Income taxes (benefit)	(92,305)	180,727

Net income	$54,980	$257,470

Basic and dilutive earnings per common share:
Net income, basic	$0.12	$0.58

Basic weighted average shares outstanding	452,202	445,643

Net income, dilutive	$0.12	$0.56

Dilutive weighted average shares outstanding	465,651	456,782

The notes to consolidated financial statements are an integral part of these consolidated statements.

Fairmount Bancorp, Inc. and Subsidiary

Consolidated Statements of Comprehensive Income

Years Ended September 30, 2014 and 2013

	2014	2013

Net income	$54,980	$257,470

Other comprehensive income, net of tax:

Unrealized gain (loss) on investment securities available for sale	42,875	(329,864)

Reclassification adjustment for realized gain on investment securities available for sale included in net income	—	(116,480)

Total investment securities available for sale	42,875	(213,384)

Income tax expense (benefit) relating to investment securities available for sale	(16,914)	84,180

Total other comprehensive income (loss), net of tax	25,961	(129,204)

Comprehensive income	$80,941	$128,266

The notes to consolidated financial statements are an integral part of these consolidated statements.

Fairmount Bancorp, Inc.

Consolidated Statements of Changes in Stockholders’ Equity

Years Ended September 30, 2014 and 2013

	Common Stock	Additional Paid-In Capital	Unearned ESOP Shares	Unearned RRP Shares	Retained Earnings	Accumulated Other Comprehensive Income	Total Stockholders’ Equity

Balance, September 30, 2012	$5,003	$3,979,972	$(251,607)	$(162,271)	$9,077,164	$206,929	$12,855,190

Net income	—	—	—	—	257,470	—	257,470

Other comprehensive income	—	—	—	—	—	(129,204)	(129,204)

Total comprehensive income							128,266

Repurchase of common stock	—	—	—	(133,080)	—	—	(133,080)

ESOP shares released for allocation	—	29,805	41,871	—	—	—	71,676

RRP shares released for allocation	—	(50,206)	—	50,206	—	—	—

Stock based compensation	—	81,177	—	—	—	—	81,177

Balance, September 30, 2013	$5,003	$4,040,748	$(209,736)	$(245,145)	$9,334,634	$77,725	$13,003,229

Net income	—	—	—	—	54,980	—	54,980

Other comprehensive income	—	—	—	—	—	25,961	25,961

Total comprehensive income							80,941

Repurchase of common stock	—	(21,520)	—	—	—	—	(21,520)

ESOP shares released for allocation	—	47,060	54,558	—	—	—	101,618

RRP shares released for allocation	—	(59,087)	—	59,087	—	—	—

Stock based compensation	—	99,140	—	—	—	—	99,140

Balance, September 30, 2014	$5,003	$4,106,341	$(155,178)	$(186,058)	$9,389,614	$103,686	$13,263,408

The notes to consolidated financial statements are an integral part of these consolidated statements.

Fairmount Bancorp, Inc. and Subsidiary

Consolidated Statements of Cash Flows

Years Ended September 30, 2014 and 2013

	For the Year Ended September 30,
	2014	2013
Cash flows from operating activities:
Net income	$54,980	$257,470
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	136,563	132,010
Amortization and accretion of securities	34,603	88,993
Provision for loan and lease losses	950,000	500,000
(Gains) losses on sales of securities	—	(116,480)
(Gains) losses on sales of other real estate owned	—	23,723
Deferred income taxes (benefit)	(121,110)	7,533
(Increase) decrease in accrued interest receivable	(2,374)	56,624
(Increase) decrease in cash surrender value of life insurance	—	70,736
(Increase) decrease in prepaid expenses and other assets	92,029	153,730
Increase (decrease) in accrued interest payable	440	(459)
Increase (decrease) in accounts payable and other liabilities	36,048	(59,059)
Stock based compensation expense	99,140	81,177
Employee Stock Ownership Plan expense	101,618	71,676

Net cash provided (used) by operating activities	1,381,937	1,267,674

Cash flows from investing activities:
Proceeds from sales of available for sale securities	—	1,753,845
Proceeds from maturities, payments and calls of available for sale securities	807,962	2,986,012
Proceeds from maturities, payments and calls of held to maturity securities	—	2,000,000
Purchases of available for sale securities	(3,403,782)	(1,278,086)
Purchases of held to maturity securities	(252,500)	(3,756,411)
(Purchases) maturities of certificates of deposit	(907,000)	(250,250)
(Purchases) redemptions of Federal Home Loan Bank stock	(87,200)	26,000
Net (increase) decrease in loans	(568,866)	(1,225,254)
Proceeds from disposal of foreclosed real estate	20,000	272,027
Purchases of premises and equipment	(20,830)	(70,077)

Net cash provided (used) by investing activities	(4,412,216)	457,806

Cash flows from financing activities:
Net increase (decrease) in deposits	(1,963,768)	(2,095,955)
Net increase (decrease) in borrowings	2,500,000	—
Payments on accrued deferred compensation obligation	—	(8,170)
Repurchase of common stock	(21,520)	(133,080)

Net cash provided (used) by financing activities	514,712	(2,237,205)

Net increase (decrease) in cash and cash equivalents	(2,515,567)	(511,725)

Cash and cash equivalents, beginning balance	3,851,461	4,363,186

Cash and cash equivalents, ending balance	$1,335,894	$3,851,461

Supplemental disclosure of cash flows information:
Cash paid for interest	$675,696	$733,592
Cash paid for income taxes	80,000	—
Supplemental schedule of noncash investing and financing activities:
Change in unrealized gain (loss) on securities available for sale - net of tax effect of $16,914 and $84,180, respectively	$25,961	$(129,204)
Foreclosed assets acquired in settlement of loans	—	20,000

The notes to consolidated financial statements are an integral part of these consolidated statements.

Fairmount Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 1.	Significant Accounting Policies

Nature of Operations

Fairmount Bancorp, Inc., a Maryland corporation (the “Company”) was incorporated on November 30, 2009, to serve as the holding company for Fairmount Bank (the “Bank”), a federally chartered savings bank. On June 2, 2010, in accordance with a Plan of Conversion adopted by its Board of Directors and approved by its members, the Bank converted from a federal mutual savings bank to Maryland state chartered commercial bank and become the wholly owned subsidiary of the Company. The conversion was accomplished through the sale and issuance of 444,038 shares of common stock at a price of $10.00 per share, through which the Company received proceeds of approximately $3,742,000, net of offering expenses of approximately $699,000. Approximately 50% of the net proceeds of the offering, or $1,900,000, were contributed by the Company to the Bank in return for 100% of the issued and outstanding shares of common stock of the Bank. In connection with the conversion, the Bank’s Board of Directors adopted an employee stock ownership plan (the “ESOP”) which subscribed for 8% of the sum of the number of shares, or 35,523 shares of common stock sold in the offering.

On October 12, 2011, the Company completed the acquisition of Fullerton Federal Savings Association (“Fullerton”) in a conversion merger transaction. In connection with the acquisition and pursuant to the terms of the Agreement and Plan of Conversion Merger and the related Plan of Conversion Merger, the Company issued and sold 56,276 shares of common stock at a price of $14.10 per share, through which the Company received proceeds of approximately $452,000, net of offering expenses of $341,000. The shares were sold in a subscription offering to depositors of Fullerton and to the Company’s Employee Stock Ownership Plan and in a community offering to the Company’s Recognition and Retention Plan (the “RRP”) and to the general public. The amount of common stock offered for sale was based on an independent valuation of Fullerton.

In accordance with the Office of the Commissioner of Financial Regulation of the State of Maryland regulations, upon the completion of the conversion, the Bank restricted retained earnings by establishing a liquidation account. The liquidation account will be maintained for the benefit of eligible account holders who continue to maintain their accounts at the Bank after conversion. The liquidation account will be reduced annually to the extent that eligible account holders have reduced their qualifying deposits. Subsequent increases will not restore an eligible account holder’s interest in the liquidation account. In the event of a complete liquidation of the Bank, and only in such event, each account holder will be entitled to receive a distribution from the liquidation account in an amount proportionate to the adjusted qualifying account balances then held. The Bank may not pay dividends if those dividends would reduce equity capital below the required liquidation account amount.

Fairmount Bank is a community-oriented commercial bank, which provides a variety of financial services to individuals and corporate customers through its home Baltimore County, Maryland, and is subject to competition from other financial institutions. The Bank’s primary deposit products are interest-bearing savings, certificates of deposit, and individual retirement accounts. The Bank’s primary lending products are single-family residential mortgage loans. The Bank is subject to the regulations of certain Federal agencies and undergoes periodic examinations by those regulatory authorities. The accounting policies of the Bank conform to accounting principles generally accepted in the United States of America and general practices within the banking industry.

Principles of Consolidation

The consolidated financial statements include the accounts of Fairmount Bancorp, Inc., its wholly owned subsidiary Fairmount Bank. Material intercompany accounts and transactions have been eliminated in consolidation.

Fairmount Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 1.	Significant Accounting Policies (Continued)

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for losses on loans and leases and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowances for losses on loans and leases and foreclosed real estate, management obtains independent appraisals for significant properties.

Cash and Cash Equivalents

For purposes of the consolidated statements of cash flows, cash and cash equivalents include cash and balances due from banks, interest-bearing deposits in other banks, certificates of deposit less than one year and federal funds sold.

Securities

Management determines the appropriate classification of debt securities at the time of purchase and re-evaluates such designation as of each balance sheet date.

Securities that the Company has the positive intent and ability to hold to maturity are classified as held to maturity and are reported at amortized cost (including amortization of premium or accretion of discount).

Securities classified as available for sale are those securities that the Company intends to hold for an indefinite period of time but not necessarily to maturity. Securities available for sale are carried at fair value. Unrealized gains and losses are reported as increases or decreases in other comprehensive income. Realized gains and losses, determined on the basis of the cost of the specific securities sold, are included in earnings. Premiums and discounts are recognized in interest income using a method which approximates the interest method over the terms of the securities. Declines in the fair value of available for sale securities below their cost that are deemed to be other than temporary, if any, are reflected in earnings as realized losses. In estimating other-than-temporary impairment losses, management considers (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

Federal Home Loan Bank Stock

Federal Home Loan Bank of Atlanta (the “FHLB”) stock is an equity interest in the FHLB, which does not have a readily determinable fair value for purposes of Generally Accepted Accounting Standards related to Accounting for Certain Investments in Debt and Equity Securities, because its ownership is restricted and it lacks a market. FHLB stock can be sold back only at par value of $100 per share and only to the FHLB or another member institution. As of September 30, 2014 and 2013, the Company owned shares totaling $540,900 and $453,700, respectively.

The Company evaluates the FHLB stock for impairment in accordance with generally accepted accounting principles. The Company’s determination of whether this investment is impaired is based on an assessment of the ultimate recoverability of its cost rather than by recognizing temporary declines in value. The determination of whether a decline in value affects the ultimate recoverability of its cost is influenced by criteria such as (1) the significance of the decline in net assets of the FHLB as compared to the capital stock

Fairmount Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 1.	Significant Accounting Policies (Continued)

amount for the FHLB and the length of time this situation has persisted, (2) commitments by the FHLB to make payments required by law or regulation and the level of such payments in relation to the operating performance of the FHLB, and (3) the impact of legislative and regulatory changes on institutions and accordingly on the customer base of the FHLB.

Loans

Loans are generally carried at the amount of unpaid principal, less the allowance for loan losses and adjusted for deferred loan fees, which are amortized over the term of the loan using the interest method. Interest on loans is accrued based on the principal amounts outstanding. It is the Company’s policy to discontinue the accrual of interest or if collection of principal and interest in full is in doubt when the principal or interest is delinquent for 90 days or more. When a loan is placed on nonaccrual status, all interest previously accrued but not collected is reversed against current period interest income. Interest income generally is not recognized on specific impaired loans unless the likelihood of further loss is remote. Cash collections on such loans are applied as reductions of the loan principal and no interest income is recognized on those loans until the principal balance has been collected. The carrying value of impaired loans is based on the present value of the loan’s expected future cash flows or, alternatively, the observable market price of the loan or the fair value of the collateral. The loan may be returned to accrual status if unpaid principal and interest are paid so that the loan is brought current and performing according to the contractual terms of the loan.

When a loan is 15 days past due, the Company will send the borrower a late notice. The Company also contacts the borrower by phone if the delinquency is not corrected promptly after the notice has been sent. When the loan is 30 days past due, the Company will send the borrower a letter reminding the borrower of the delinquency, and attempts to contact the borrower personally to determine the reason for the delinquency in order to ensure that the borrower understands the terms of the loan and the importance of making payments on or before the due date. If necessary, subsequent delinquency notices are issued and the account will be monitored on a regular basis thereafter. By the 90th day of delinquency, the Company will send the borrower a final demand for payment and may recommend foreclosure. Loans are charged off when the Company believes that the recovery of principal is improbable. A summary report of all loans 30 days or more past due is provided to the board of directors of the Company each month.

Allowance for Loan and Lease Losses

The allowance for loan losses is established through a provision for loan losses. The Company maintains the allowance at a level believed, to the best of management’s knowledge, to cover all known and inherent losses in the portfolio that are both probable and reasonable to estimate at each reporting date. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on no less than a quarterly basis in order to identify those inherent losses and to assess the overall collection probability for the loan portfolio. The evaluation process by portfolio segment includes, among other things, an analysis of delinquency trends, non-performing loan trends, the level of charge-offs and recoveries, prior loss experience, total loans outstanding, the volume of loan originations, the type, size and geographic concentration of the loans, the value of collateral securing the loan, the borrower’s ability to repay and repayment performance, the number of loans requiring heightened management oversight, local economic conditions and industry experience.

The establishment of the allowance for loan losses is significantly affected by management’s judgment and uncertainties, and there is a likelihood that different amounts would be reported under different conditions or assumptions. The Office of the Commissioner of Financial Regulation of the State of Maryland as an integral part of its examination process, periodically reviews the allowance for loan losses and may require the Company to make additional provisions for estimated loan losses based upon judgments different from those of management.

Fairmount Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 1.	Significant Accounting Policies (Continued)

The Company’s policies, consistent with regulatory guidelines, provide for the classification of loans and other assets that are considered to be of lesser quality as substandard, doubtful, or loss assets. An asset is considered substandard if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Substandard assets include those assets characterized by the distinct possibility that we will sustain some loss if the deficiencies are not corrected. Assets classified as doubtful have all of the weaknesses inherent in those classified substandard with the added characteristic that the weaknesses present make collection or liquidation in full, on the basis of currently existing facts, conditions and values, highly questionable and improbable. Assets (or portions of assets) classified as loss, are those considered uncollectible and of such little value that there continuance as assets is not warranted. Assets that do not expose us to risk sufficient to warrant classification in one of the aforementioned categories, but which possess potential weaknesses that deserve close attention, are required to be designated as special mention.

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Impairment is measured on a loan by loan basis by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Loans may be periodically modified in a troubled debt restructuring (TDR) to make concessions to help a borrower remain current on the loan and to avoid foreclosure. Generally we do not forgive principal or interest on a loan or modify the interest rate on loans that are below market rates. When we modify loans in a TDR, we evaluate any possible impairment similar to other impaired loans. If we determine that the value of the modified loan is less than the recorded investment in the loan, impairment is recognized through a specific allowance estimate or a charge-off to the allowance.

The allowance consists of specific, general, and unallocated components. The specific component relates to loans that are classified as doubtful, substandard, or special mention. For such loans that are also classified as impaired, a specific allowance is established for that portion of the loan that is deemed uncollectible. The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors. An unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio. Determinations as to the classification of assets and the amount of loss allowances are subject to review by our principal federal regulator, the Office of the Commissioner of Financial Regulation for the State of Maryland, which can require that we establish additional loss allowances. The Company regularly reviews its asset portfolio to determine whether any assets require classification in accordance with applicable regulations.

The Company maintains the allowance for loan and lease losses at a level considered adequate to provide for losses inherent in the loan portfolio. While the Company utilizes available information to recognize losses on loans, future additions to the allowances for loan and lease losses may be necessary based on changes in economic conditions, particularly in its’ market area in the state of Maryland. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Company’s allowance for loan and lease losses. Such agencies may require the Company to recognize additions to the allowance for loan and lease losses based on their judgments about information available to them at the time of their examination.

Actual loan losses may be significantly more than the allowance for loan and lease losses the Company has established, which could have a material negative effect on its financial statements.

Fairmount Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 1.	Significant Accounting Policies (Continued)

Premises and Equipment

Land is carried at cost. Property and equipment is carried at cost less accumulated depreciation. Depreciation is computed on the straight-line method over estimated useful lives of assets. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to expense as incurred; significant renewals and betterments are capitalized.

Foreclosed Assets

Assets acquired through, or in lieu of, foreclosure is initially recorded at the lower of cost (principal balance of the former mortgage loan plus costs of obtaining title and possession) or fair value at the date of acquisition. Costs relating to development and improvement of property are capitalized, whereas costs relating to the holding of property are expensed.

Management periodically performs valuations, and an allowance for losses is established by a charge to operations if the carrying value of a property exceeds its estimated net realizable value.

Income Taxes

The Company accounts for income taxes in accordance with income tax accounting guidance in ASC Topic 740. The income tax accounting guidance results in two components of income tax expense – current and deferred. Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to taxable income or loss. Deferred taxes are provided for the temporary differences between the tax basis and the financial basis of the Company’s assets and liabilities. Deferred tax assets and liabilities are determined based on the enacted rates that are expected to be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of the deferred tax assets will not be realized. Deferred tax expense or benefit is the result of the changes in the deferred tax assets and liabilities.

Fairmount Bancorp, Inc. has entered into a tax sharing agreement with Fairmount Bank. The agreement provides that Fairmount Bancorp, Inc. will file a consolidated federal tax return, and that the tax liability shall be apportioned among the entities as would be computed if each entity had filed a separate return. According to Maryland tax law, Fairmount Bancorp, Inc. and Fairmount Bank file separate Maryland state tax returns.

Common Stock Repurchase Program

The Company adopted a common stock repurchase program in which shares repurchased reduced the amount of shares issued and outstanding. The repurchased shares may be reissued in connection with share-based compensations plans and for general corporate purposes. Under this plan, the Company approved the repurchase of a specific amount of shares and extended it over a period of twelve months beginning January 13, 2014.

Comprehensive Income (Loss)

Accounting principles generally accepted in the United States of America require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available for sale securities, are reported as a separate component of equity, such items, along with net income, are components of comprehensive income.

Fairmount Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 1.	Significant Accounting Policies (Continued)

Off-Balance Sheet Financial Instruments

In the ordinary course of business, the Bank has entered into off-balance sheet financial instruments consisting of commitments to extend credit. These loans involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized on the balance sheet. Such financial instruments are recorded in the statement of income when they are funded.

The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for loan commitments is represented by the contractual amount of these instruments. The Company uses the same credit policies for these instruments as it does for the on-balance sheet instruments.

Advertising Costs

Advertising costs are expensed as incurred. For the years ended September 30, 2014 and 2013, advertising expense was $4,377 and $1,746 respectively.

Concentrations of Credit Risk

The Company has approximately $745,000 and $2,750,000, in deposits in other financial institutions in excess of amounts insured by the Federal Deposit Insurance Corporation (“FDIC”), as of September 30, 2014 and September 30, 2013, respectively. The Company’s management considers this a normal business risk. The Company also maintains accounts with stock brokerage firms containing securities. These balances are insured up to $500,000 by the Securities Investor Protection Corporation. The Company was required to maintain a $100,000 minimum balance in a deposit account with Maryland Financial as of September 30, 2014 and 2013, in relation to a sweep account.

Most of the Company’s activities are with customers in the Maryland counties of Baltimore and Harford and portions of the City of Baltimore. Notes 1, 4, and 5 discuss the types of activities and lending the Company engages in. The Bank does not have any significant concentrations in any one industry or customer.

Subsequent Events

The company has evaluated events and transactions subsequent to September 30, 2014 through December 23, 2014, the date these financial statements were available to be issued. Based on definitions and requirements of Generally Accepted Accounting Principles for “Subsequent Events,” the Company has not identified any events that would require adjustments to, or disclosure in the financial statements other than the declaration of cash dividend to the Company’s shareholders as disclosed in Note 20.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current year’s method of presentation. Such reclassifications have no effect on net income.

Fairmount Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 2.	Securities

The amortized cost and estimated fair value of securities classified as available for sale and held to maturity at September 30, 2014 and 2013, are as follows:

	September 30, 2014
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Securities Available for Sale
Residential Mortgage-Backed Securities	$6,175,932	$174,770	$15,733	$6,334,969
Collateralized Mortgage Obligations	399,190	6,441	—	405,631
State and Municipal Securities	1,648,387	8,756	2,994	1,654,149

Total securities available for sale	$8,223,509	$189,967	$18,727	$8,394,749

Securities Held to Maturity
U.S. Government and Federal Agency Obligations	$4,008,229	$6,000	$75,650	$3,938,579

	September 30, 2013
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Securities Available for Sale
Residential Mortgage-Backed Securities	$3,855,067	$166,298	$—	$4,021,365
Collateralized Mortgage Obligations	535,148	—	5,409	529,739
State and Municipal Securities	1,273,145	—	32,524	1,240,621

Total securities available for sale	$5,663,360	$166,298	$37,933	$5,791,725

Securities Held to Maturity
U.S. Government and Federal Agency Obligations	$3,756,238	$4,991	$158,526	$3,602,703

The amortized cost and estimated fair value of securities as of September 30, 2014, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	September 30, 2014
	Securities Available for Sale		Securities Held to Maturity
	Amortized Cost	Fair Value	Amortized Cost	Fair Value

Due in one year or less	$—	$—	$—	$—
Due after one year through five years	526,554	528,870	1,742,795	1,736,232
Due five years to ten years	1,544,125	1,540,532	2,265,434	2,202,347
Due after ten years	6,152,830	6,325,347	—	—

	$8,223,509	$8,394,749	$4,008,229	$3,938,579

Fairmount Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 2.	Securities (Continued)

During the fiscal year ended September 30, 2013 the Company sold its state and municipal securities portfolio at a gain. These state and municipal securities were transferred from the held to maturity category to the available for sale category. Although our intention had been to hold held to maturity securities until maturity, a pre-refunding and notice of call on a municipal bond was an event that triggered our reassessment of the classification of our state and municipal withholdings. Proceeds from the sale of available for sale securities totaled $1,753,845, realizing gross gains of $116,480 for the year ended September 30, 2013.

Securities with gross unrealized losses at September 30, 2014 and 2013 aggregated by investment category and length of time that individual securities have been in a continuous loss position are as follows:

	September 30, 2014
	Less than 12 Months		12 Months or Greater		Total
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
Securities Available for Sale
Residential Mortgage-Backed Securities	$2,937,832	$15,733	$—	$—	$2,937,832	$15,733
State and Municipal Securities	—	—	445,644	2,994	445,644	2,994

	$2,937,832	$15,733	$445,644	$2,994	$3,383,476	$18,727

Securities Held to Maturity
U.S. Government and Federal Agency Obligations	$250,041	$2,308	$2,934,245	$73,342	$3,184,286	$75,650

	September 30, 2013
	Less than 12 Months		12 Months or Greater		Total
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
Securities Available for Sale
Residential Mortgage-Backed Securities	$—	$—	$—	$—	$—	$—
Collateralized Mortgage Obligations	—	—	529,739	5,409	529,739	5,409
State and Municipal Securities	1,240,621	32,524	—	—	1,240,621	32,524

	$1,240,621	$32,524	$529,739	$5,409	$1,770,360	$37,933

Securities Held to Maturity
U.S. Government and Federal Agency Obligations	$2,849,720	$158,526			$2,849,720	$158,526
State and Municipal Securities	—	—	—	—	—	—

	$2,849,720	$158,526	$—	$—	$2,849,720	$158,526

At September 30, 2014, the Company held nine investments with gross unrealized losses totaling $94,377. At September 30, 2013, the Company held eight investments with gross unrealized losses totaling $196,459. The Company evaluates securities for other-than-temporary impairment on at least a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. Mortgage-backed securities are invested in U.S. Government Agencies, which guarantee payments to investors regardless of the status of the underlying mortgages. Consideration is given to the length of time and the amount of an unrealized loss, the financial condition of the issuer, and the intent an ability of the Company to retain its investment in the issuer long enough to allow for an anticipated recovery in fair value. The Company monitors the financial condition of these issuers continuously and will record other-than-temporary impairment if the recovery of value is unlikely.

Fairmount Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 2.	Securities (Continued)

Market Risks

Investments of the Company are exposed to various risks, such as interest rate, market, currency and credit risks. Due to the level of risk associated with certain investments and the level of uncertainty related to changes in the value of investments, it is at least reasonably possible that changes in risks in the near term would materially affect investment assets reported in the financial statements. In addition, recent economic uncertainty and market events have led to unprecedented volatility in currency, commodity, credit and equity markets, culminating in failures of some banking and financial service firms and government intervention to solidify others. These recent events underscore the level of investment risk associated with the current economic environment, and accordingly, the level of risk in the Company’s investments.

Note 3.	Loans and Allowance for Loan and Lease Losses

The Bank makes loans to customers primarily in the counties of Baltimore and Harford and in the City of Baltimore Maryland. The principal categories of the loan portfolio at September 30, 2014 and 2013 were as follows:

	2014	2013
Real estate loans
One-to four-family owner occupied	$26,568,559	$26,363,952
One-to four-family non-owner occupied	16,056,479	17,480,953
Home equity	2,215,513	2,243,716
Mobile home	1,540,721	1,785,854
Secured by other properties	2,748,421	2,783,794
Construction and land development	5,086,849	3,911,156

Total real estate loans	54,216,542	54,569,425

Other loans
Secured commercial	1,556,374	1,603,318
Savings	57,459	9,159

Total other loans	1,613,833	1,612,477

Total loans	55,830,375	56,181,902

Unamortized premiums and loan fees	201,517	250,880
Unearned income on loans	(275,673)	(323,966)
Allowance for loan and lease losses	(761,988)	(733,451)

Total loans, net	$54,994,231	$55,375,365

The Company had a mobile home loan origination program that began in 2005 in which it is no longer participating. At September 30, 2014 and 2013, these loan balances totaled $1,540,721 and $1,785,854, respectively. Mobile home loans were purchased from by a third-party originator and funded by the Company at settlement. The Company paid a premium/loan origination fee to the third-party originator, of which one-half was wired upon settlement of the loan and the remainder was kept by the Company in a depository account in the name of the third-party. The depository account, which is now closed, was accessed by the Company in the event of prepayment, foreclosure and deterioration in value of a mobile home. As of September 30, 2014 and 2013, the Company has prepaid loan origination fees related to this program of $170,303 and $211,177, which are being amortized over the estimated lives of the loans.

Fairmount Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 3.	Loans and Allowance for Loan and Lease Losses (Continued)

In October 2004, the Company purchased a block of mortgage loans from another financial institution for $2,126,620, with an average yield of 6%. At September 30, 2014 and 2013, the loan balances were $429,725 and $556,213, respectively, and included in mortgage loans secured by one-to four family residences. In addition, the Company has unamortized loan premiums of $8,366 and $10,721, as of September 30, 2014 and 2013, respectively, being amortized over the terms of the purchased loans.

Loans and their remaining contractual maturities at September 30, 2014, were as follows:

Maturities

One year or less	$6,744,929
After one year to five years	10,315,234
After five years to ten years	10,913,931
After ten years to fifteen years	7,998,566
After fifteen years	19,857,715

$55,830,375

In the normal course of banking business, loans are made to officers and directors and related affiliates. In the opinion of management, these loans are consistent with sound banking practices, are within regulatory limitations, and do not involve more than the normal risk of collectability.

Loans to officers, directors and related affiliates at September 30, 2014 and 2013, were as follows:

	2014	2013
Balance, beginning of year	$503,091	$314,572
Additions	182,368	214,902
Repayments	(288,189)	(26,383)

Balance, end of year	$397,270	$503,091

Note 4.	Credit Quality of Financing Receivables and the Allowance for Loan Losses

Management segregates the loan portfolio into portfolio segments which is defined as the level at which the Company develops and documents a systematic method for determining its allowance for loan losses. The portfolio segments are segregated based on loan types and the underlying risk factors present in each loan type. Such risk factors are periodically reviewed by management and revised as deemed appropriate.

The Company’s loan portfolio is segregated into the following portfolio segments.

One-to Four-Family Owner Occupied Loans. This portfolio segment consists of the origination of first mortgage loans and home equity second mortgage loans secured by one-to four-family owner occupied residential properties located in our market area. The Company has experienced no foreclosures on its owner occupied loan portfolio during recent periods and believe this is due mainly to its conservative lending strategies including its non-participation in “interest only”, “Option ARM,” “sub-prime” or “Alt-A” loans.

One-to Four-Family Non-Owner Occupied Loans. This portfolio segment consists of the origination of first mortgage loans secured by one-to four-family non-owner occupied residential properties in its market area. A majority of these loans are sold on a participation basis to other community banks. Such lending involves additional risks, since the properties are not owner occupied, and the renters of these properties are less likely to be concerned with property upkeep.

Fairmount Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 4.	Credit Quality of Financing Receivables and the Allowance for Loan Losses (Continued)

Mobile Home Loans. This portfolio segment consists of mobile home loans that were purchased from a third-party originator and funded by us at settlement. Mobile home lending involves additional risks as a result of higher loan-to-value ratios usually associated with these types of loans. Mobile home loan customers have historically been more adversely impacted by weak economic conditions, consequently, mobile home loans bear a higher rate of interest, have a higher probability of default, and may involve higher delinquency rates. In addition, the values of mobile home loans decline over time and higher levels of inventories of repossessed and used mobile homes may affect the values of collateral and result in higher charge-offs and provisions for loan losses. The Company ceased originating these loans in September 2007, and no future originations of these types of loans are planned.

Secured by Other Properties. This portfolio segment includes loans secured by commercial real estate, including multi-family dwellings. Loans secured by commercial real estate generally have larger loan balances and more credit risk than one-to four-family mortgage loans. The increased risk is the result of several factors, including the concentration of principal in a limited number of loans and borrowers, the impact of local and general economic conditions on the borrower’s ability to repay the loan, and the increased difficulty of evaluating and monitoring these types of loans.

Construction and Land Development Loans. This portfolio segment includes construction loans to individuals and builders, primarily for the construction of residential properties and land loans, which are loans made with land as security. Construction and land development financing generally involves greater credit risk than long-term financing on improved, owner-occupied real estate. Risk of loss on a construction loan depends largely upon the accuracy of the initial estimate of the value of the property at completion of construction compared to the estimated cost (including interest) of construction and other assumptions. If the estimate of construction cost proves to be inaccurate, the Company may be required to advance additional funds beyond the amount originally committed in order to protect the value of the property. Moreover, if the estimated value of the completed project proves to be inaccurate, the borrower may hold a property with a value that is insufficient to assure full repayment. Construction loans also expose the Company to the risks that improvements will not be completed on time in accordance with specifications and projected costs and that repayment will depend on the successful operation or sale of the properties. In addition, many of these borrowers have more than one outstanding loan, so an adverse development with respect to one loan or credit relationship can expose the Company to significantly greater risk of non-payment and loss.

Other Loans. This portfolio segment includes commercial business loans secured by assignments of corporate assets and personal guarantees of the business owners and consumer loans consisting solely of deposit account loans. Commercial business loans generally have higher interest rates and shorter terms than one- to four-family residential loans, but they also may involve higher average balances, increased difficulty of loan monitoring and a higher risk of default since their repayment generally depends on the successful operation of the borrower’s business.

Loans are generally carried at the amount of unpaid principal, less the allowance for loan losses and adjusted for deferred loan fees, which are amortized over the term of the loan using the interest method. Interest on loans is accrued based on the principal amounts outstanding. It is the Company’s policy to discontinue the accrual of interest when a loan is specifically determined to be impaired or when the principal or interest is delinquent for 90 days or more. When a loan is placed on nonaccrual status, all interest previously accrued but not collected is reversed against current period interest income. Interest income generally is not recognized on specific impaired loans unless the likelihood of further loss is remote. Cash collections on such loans are applied as reductions of the loan principal and no interest income is recognized on those loans until the principal balance has been collected. The carrying value of impaired loans is based on the present value of the loan’s expected future cash flows or, alternatively, the observable market price of the loan or the fair value of the collateral.

As a financial services provider, the Company is routinely party to various financial instruments with off-balance-sheet risks, such as commitments to extend credit and unused lines of credit. While these

Fairmount Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 4.	Credit Quality of Financing Receivables and the Allowance for Loan Losses (Continued)

contractual obligations represent future cash requirements, a significant portion of commitments to extend credit may expire without being drawn upon. Such commitments are subject to the same credit policies and approval process accorded to loans made.

Management further disaggregates the loan portfolio segments into classes of loans, which are based on the initial measurement of the loan, risk characteristics of the loan and the method for monitoring and assessing the credit risk of the loan.

The allowance for loan losses is established through a provision for loan losses. The Company maintains the allowance at a level believed, to the best of management’s knowledge, to cover all known and inherent losses in the loan portfolio that are both probable and reasonable to estimate at each reporting date.

Management reviews the allowance for loan losses on no less than a quarterly basis in order to identify those inherent losses and to assess the overall collection probability for the loan portfolio. The evaluation process by portfolio segment includes, among other things, an analysis of delinquency trends, non-performing loan trends, the level of charge-offs and recoveries, prior loss experience, total loans outstanding, the volume of loan originations, the type, size and geographic concentration of the loans, the value of collateral securing the loan, the borrower’s ability to repay and repayment performance, the number of loans requiring heightened management oversight, local economic conditions and industry experience.

The establishment of the allowance for loan losses is significantly affected by management’s judgment and uncertainties, and there is a likelihood that different amounts would be reported under different conditions or assumptions. The Office of the Commissioner of Financial Regulation for the State of Maryland, as an integral part of its examination process, periodically reviews the allowance for loan losses and may require the Company to make additional provisions for estimated loan losses based upon judgments different from those of management.

The allowance generally consists of specific and general components. The specific component relates to loans that are classified as either doubtful, substandard or special mention. The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors.

The Company will continue to monitor and modify its allowance for loan losses as conditions dictate. No assurances can be given that the level of allowance for loan losses will cover all of the inherent losses on the loans or that future adjustments to the allowance for loan losses will not be necessary if economic and other conditions differ substantially from the economic and other conditions used by management to determine the current level of the allowance for loan losses.

Fairmount Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 4.	Credit Quality of Financing Receivables and the Allowance for Loan Losses (Continued)

The following tables set forth as of the end of each reporting period, the balance of the allowance for loan losses by portfolio segment, disaggregated by impairment methodology, which is then further segregated by amounts evaluated for impairment collectively and individually. The allowance for loan losses allocated to each portfolio segment is not necessarily indicative of future losses in any particular portfolio segment and does not restrict the use of the allowance to absorb losses in other portfolio segments.

	As of September 30, 2014
	One-to Four-Family Owner	One-to Four-Family Non-Owner	Mobile	Secured by Other	Construction and Land	Other
	Occupied	Occupied	Home	Properties	Development	Loans	Unallocated	Total
Allowance for Credit Losses:
Beginning Balance	$80,563	$475,584	$80,943	$22,365	$30,805	$4,031	$39,160	$733,451
Charge-offs	(152,084)	(844,025)	—	—	—	—	—	(996,109)
Recoveries	—	11,330	—	63,316	—	—	—	74,646
Provision	164,794	682,737	(14,084)	(64,618)	35,385	126,034	19,752	950,000

Ending Balance	$93,273	$325,626	$66,859	$21,063	$66,190	$130,065	$58,912	$761,988

Ending balance: individually evaluated for impairment	$—	$—	$2,259	$—	$26,100	$126,423	$—	$154,782

Ending balance: collectively evaluated for impairment	$93,273	$325,626	$64,600	$21,063	$40,090	$3,642	$58,912	$607,206

Ending balance: loans acquired with deteriorated credit quality	$—	$—	$—	$—	$—	$—	$—	$—

Financing receivables:
Ending balance	$28,784,072	$16,056,479	$1,540,721	$2,748,421	$5,086,849	$1,613,833		$55,830,375

Ending balance: individually evaluated for impairment	$133,032	$563,971	$101,141	$270,481	$370,350	$157,220		$1,596,195

Ending balance: collectively evaluated for impairment	$28,264,580	$15,492,508	$1,439,580	$2,477,940	$4,716,499	$1,456,613		$53,847,720

Ending balance: loans acquired with deteriorated credit quality	$386,460	$—	$—	$—	$—	$—		$386,460

Fairmount Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 4.	Credit Quality of Financing Receivables and the Allowance for Loan Losses (Continued)

	As of September 30, 2013
	One-to Four-Family Owner	One-to Four-Family Non-Owner	Mobile	Secured by Other	Construction and Land	Other
	Occupied	Occupied	Home	Properties	Development	Loans	Unallocated	Total
Allowance for Credit Losses:
Beginning Balance	$85,217	$273,683	$95,613	$30,442	$80,327	$3,057	$49,135	$617,474
Charge-offs	—	(363,842)	(23,921)	—	—	—	—	(387,763)
Recoveries	—	3,740	—	—	—	—	—	3,740
Provision	(4,654)	562,003	9,251	(8,077)	(49,522)	974	(9,975)	500,000

Ending Balance	$80,563	$475,584	$80,943	$22,365	$30,805	$4,031	$39,160	$733,451

Ending balance: individually evaluated for impairment	$—	$201,267	$488	$—	$—	$—	$—	$201,755

Ending balance: collectively evaluated for impairment	$80,563	$274,317	$80,455	$22,365	$30,805	$4,031	$39,160	$531,696

Ending balance: loans acquired with deteriorated credit quality	$—	$—	$—	$—	$—	$—	$—	$—

Financing receivables:
Ending balance	$28,607,668	$17,480,953	$1,785,854	$2,783,794	$3,911,156	$1,612,477		$56,181,902

Ending balance: individually evaluated for impairment	$436,317	$1,635,383	$105,940	$213,099	$370,411	$—		$2,761,150

Ending balance: collectively evaluated for impairment	$27,780,213	$15,845,570	$1,679,914	$2,570,695	$3,540,745	$1,612,477		$53,029,614

Ending balance: loans acquired with deteriorated credit quality	$391,138	$—	$—	$—	$—	$—		$391,138

Fairmount Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 4.	Credit Quality of Financing Receivables and the Allowance for Loan Losses (Continued)

The Company’s policies, consistent with regulatory guidelines, provide for the classification of loans and other assets that are considered to be of lesser quality as substandard, doubtful, or loss assets. An asset is considered substandard if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Substandard assets include those assets characterized by the distinct possibility that we will sustain some loss if the deficiencies are not corrected. Assets classified as doubtful have all of the weaknesses inherent in those classified substandard with the added characteristic that the weaknesses present make collection or liquidation in full, on the basis of currently existing facts, conditions and values, highly questionable and improbable. Assets (or portions of assets) classified as loss are those considered uncollectible and of such little value that there continuance as assets is not warranted. Assets that do not expose us to risk sufficient to warrant classification in one of the aforementioned categories, but which possess potential weaknesses that deserve close attention, are required to be designated as special mention.

When assets are classified as either substandard or doubtful, the Company allocates a portion of the related general loss allowances to such assets as the Company deems prudent. Determinations as to the classification of assets and the amount of loss allowances are subject to review by our principal federal regulator, the Office of the Commissioner of Financial Regulation of the State of Maryland, which can require that we establish additional loss allowances. The Company regularly reviews its asset portfolio to determine whether any assets require classification in accordance with applicable regulations.

The following tables are a summary of the loan portfolio quality indicators by loan class recorded investment as of September 30, 2014 and September 30, 2013:

	September 30, 2014
	One-to	One-to			Secured
	Four-Family	Four-Family			by	Construction
	Owner	Non-Owner	Home	Mobile	Other	and Land
	Occupied	Occupied	Equity	Home	Properties	Development
Grade:

Pass	$26,049,067	$15,026,583	$2,215,513	$1,419,031	$2,477,940	$4,716,499
Special Mention	—	421,721	—	101,141	—	—
Substandard	519,492	608,175	—	20,549	270,481	370,350
Doubtful	—	—	—	—	—	—

	$26,568,559	$16,056,479	$2,215,513	$1,540,721	$2,748,421	$5,086,849

	Commercial	Savings	Totals
Grade:
Pass	$1,399,154	$57,459	$53,361,246
Special Mention	—	—	522,862
Substandard	157,220	—	1,946,267
Doubtful	—	—	—

	$1,556,374	$57,459	$55,830,375

Fairmount Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 4.	Credit Quality of Financing Receivables and the Allowance for Loan Losses (Continued)

	September 30, 2013
	One-to Four-Family Owner Occupied	One-to Four-Family Non-Owner Occupied	Home Equity	Mobile Home	Secured by Other Properties	Construction and Land Development
Grade:

Pass	$25,536,497	$15,291,094	$2,243,716	$1,655,013	$2,570,695	$3,540,745
Special Mention	—	—	—	—	—	—
Substandard	827,455	1,845,206	—	130,841	213,099	370,411
Doubtful	—	344,653	—	—	—	—

	$26,363,952	$17,480,953	$2,243,716	$1,785,854	$2,783,794	$3,911,156

	Commercial	Savings	Totals
Grade:
Pass	$1,603,318	$9,159	$52,450,238
Special Mention	—	—	—
Substandard	—	—	3,387,011
Doubtful	—	—	344,653

	$1,603,318	$9,159	$56,181,902

When a loan is 15 days past due, the Company sends the borrower a late notice. The Company also contacts the borrower by phone if the delinquency is not corrected promptly after the notice has been sent. When the loan is 30 days past due, the Company mails the borrower a letter reminding the borrower of the delinquency, and attempt to contact the borrower personally to determine the reason for the delinquency in order to ensure that the borrower understands the terms of the loan and the importance of making payments on or before the due date. If necessary, subsequent delinquency notices are issued and the account will be monitored on a regular basis thereafter. By the 90th day of delinquency, the Company will send the borrower a final demand for payment and may recommend foreclosure. Loans are charged off when the Company believes that the recovery of principal is improbable. A summary report of all loans 30 days or more past due is provided to the board of directors of the Company each month.

Loans are automatically placed on non-accrual status when payment of principal or interest is more than 90 days delinquent. Loans are also placed on non-accrual status if collection of principal or interest in full is in doubt or if the loan has been restructured. When loans are placed on non-accrual status, unpaid accrued interest is fully reversed, and further income is recognized only to the extent received. The loan may be returned to accrual status if unpaid principal and interest are repaid so that the loan is less than 90 days delinquent.

Fairmount Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 4.	Credit Quality of Financing Receivables and the Allowance for Loan Losses (Continued)

The following tables set forth certain information with respect to our loan portfolio delinquencies by loan class and amount as of September 30, 2014, and September 30, 2013:

	September 30, 2014
	30-59 Days Past Due	60-89 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Financing Receivables	Recorded Investment > 90 Days and Accruing
Real estate loans:
One-to four-family owner occupied	$—	$—	$386,460	$386,460	$26,182,099	$26,568,559	$—
One-to four-family non-owner occupied	44,204	—	563,971	608,175	15,448,304	16,056,479	—
Home equity	—	—	—	—	2,215,513	2,215,513	—
Mobile home	34,007	—	—	34,007	1,506,714	1,540,721	—
Secured by other properties	—	—	—	—	2,748,421	2,748,421	—
Construction and land development	—	—	—	—	5,086,849	5,086,849	—

Total real estate loans	78,211	—	950,431	1,028,642	53,187,900	54,216,542	—

Other loans:
Commercial	—	—	—	—	1,556,374	1,556,374	—
Savings accounts	—	—	—	—	57,459	57,459	—

Total other loans	—	—	—	—	1,613,833	1,613,833	—

Total loans	$78,211	$—	$950,431	$1,028,642	$54,801,733	$55,830,375	$—

	September 30, 2013
	30-59 Days Past Due	60-89 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Financing Receivables	Recorded Investment > 90 Days and Accruing
Real estate loans:
One-to four-family owner occupied	$—	$—	$690,975	$690,975	$25,672,977	$26,363,952	$—
One-to four-family non-owner occupied	—	—	1,635,383	1,635,383	15,845,570	17,480,953	—
Home equity	—	—	—	—	2,243,716	2,243,716	—
Mobile home	73,774	—	—	73,774	1,712,080	1,785,854	—
Secured by other properties	—	—	—	—	2,783,794	2,783,794	—
Construction and land development	—	—	—	—	3,911,156	3,911,156	—

Total real estate loans	73,774	—	2,326,358	2,400,132	52,169,293	54,569,425	—

Other loans:
Commercial	—	—	—	—	1,603,318	1,603,318	—
Savings accounts	—	—	—	—	9,159	9,159	—

Total other loans	—	—	—	—	1,612,477	1,612,477	—

Total loans	$73,774	$—	$2,326,358	$2,400,132	$53,781,770	$56,181,902	$—

Fairmount Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 4.	Credit Quality of Financing Receivables and the Allowance for Loan Losses (Continued)

The following table is a summary of the non-accrual loans by loan class as of:

	September 30,	September 30,
	2014	2013
Real estate loans:
One-to four-family owner occupied	$386,460	$690,975
One-to four-family non-owner occupied	563,971	1,635,383
Home equity	—	—
Mobile home	—	59,554
Secured by other properties	—	—
Construction and land development	—	—

Total real estate loans	950,431	2,385,912

Other loans:
Commercial	157,220	—
Savings accounts	—	—

Total other loans	157,220	—

Total loans	$1,107,651	$2,385,912

At September 30, 2014 and September 30, 2013, there were no loans 90 days past due and still accruing interest. At September 30, 2014, the Company had eighteen loans on non-accrual status with foregone interest in the amount of $217,999. At September 30, 2013, the Company had twenty-nine loans on non-accrual status with foregone interest in the amount of $251,798.

The Company accounts for impaired loans under generally accepted accounting principles. An impaired loan generally is one for which it is probable, based on current information, that the lender will not collect all the amounts due under the contractual terms of the loan. Loans are individually evaluated for impairment. When the Company classifies a problem asset as impaired, it provides a specific reserve for that portion of the asset that is deemed uncollectible based on the present value of expected future cash flows discounted at the loan’s original effective interest rate, or based on the loan’s observable market price or fair value of the collateral if the loan is collateral dependent. The following tables are a summary of impaired loans by class as of September 30, 2014 and September 30, 2013:

	September 30, 2014
		Unpaid		Average	Interest
	Recorded	Principal	Related	Recorded	Income
	Investment	Balance	Allowance	Investment	Recognized
With no related allowance recorded:
One-to four-family owner occupied	$549,058	$519,492	$—	$549,058	$21,444
One-to four-family non-owner occupied	800,376	563,971	—	800,376	—
Secured by other properties	271,112	270,481	—	271,112	8,232
Mobile homes	57,842	57,405	—	57,842	4,002

With an allowance recorded:
Construction and land development	$370,350	$370,350	$26,100	$370,350	$16,856
Mobile home	43,772	43,736	2,259	43,772	2,776
Commercial	157,867	157,220	126,423	157,867	7,630

Total
One-to four-family owner occupied	$549,058	$519,492	$—	$549,058	$21,444
One-to four-family non-owner occupied	800,376	563,971	—	800,376	—
Secured by other properties	271,112	270,481	—	271,112	8,232
Construction and land development	370,350	370,350	26,100	370,350	16,856
Mobile home	101,614	101,141	2,259	101,614	6,778
Commercial	157,867	157,220	126,423	157,867	7,630

Fairmount Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 4.	Credit Quality of Financing Receivables and the Allowance for Loan Losses (Continued)

	September 30, 2013
	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
With no related allowance recorded:
One-to four-family owner occupied	$904,113	$827,455	$—	$904,113	$31,184
One-to four-family non-owner occupied	609,362	507,227	—	609,362	13,288
Secured by other properties	226,434	213,099	—	226,434	684
Construction and land development	370,411	370,411	—	370,411	20,043
Mobile homes	59,627	59,554	—	59,627	4,078

With an allowance recorded:
One-to four-family non-owner occupied	$1,217,512	$1,128,156	$201,267	$1,217,512	$21,255
Mobile home	46,508	46,386	488	46,508	3,097

Total
One-to four-family owner occupied	$904,113	$827,455	$—	$904,113	$31,184
One-to four-family non-owner occupied	1,867,709	1,635,383	201,267	1,867,709	34,543
Secured by other properties	226,434	213,099	—	226,434	684
Construction and land development	370,411	370,411	—	370,411	20,043
Mobile home	106,135	105,940	488	106,135	7,175

Loans may be periodically modified in a troubled debt restructuring (a “TDR”) to make concessions to help a borrower remain current on the loan and/or to avoid foreclosure. Generally we do not forgive principal or interest on a loan or modify the interest rate on loans that are below market rates. When we modify loans in a TDR, we evaluate any possible impairment similar to other impaired loans. If we determine that the value of the modified loan is less than the recorded investment in the loan, impairment is recognized through a specific allowance estimate or a charge-off to the allowance. At September 30, 2014, we had ten loans that were restructured. One loan was secured by a one-to four-family owner occupied property in the amount of $133,032. Five loans to the same borrower in the amount of $388,503 were secured by one-to four-family non-owner occupied properties. One loan was secured by other properties in the amount of $270,481, one loan was secured by construction and land development in the amount of $370,350 and two loans were secured by a mobile homes in the amount of $101,141. At September 30, 2013, we had ten loans that were restructured. One loan was secured by a one-to four-family owner occupied property in the amount of $136,481. Five loans to the same borrower in the amount of $783,503 were secured by one-to four-family non-owner occupied properties. One loan was secured by other properties in the amount of $213,099, one loan was secured by construction and land development in the amount of $370,411 and two loans were secured by a mobile homes in the amount of $105,940. The Company has no commitments to loan additional funds to borrowers whose loans have been modified.

The following table is a summary of impaired loans that were modified due to a troubled debt restructuring by class as of September 30, 2014 and September 30, 2013:

	Modifications for the year ended September 30, 2014
	Number of contracts	Pre-Modification Outstanding Recorded Investments	Post-Modification Outstanding Recorded Investments
Troubled Debt Restructuring
No new troubled debt restructuring during the fiscal year ended September 30, 2014

		Recorded Investment
Troubled Debt Restructuring that subsequently defaulted
One-to four-family owner occupied		1	$395,000

Fairmount Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 4.	Credit Quality of Financing Receivables and the Allowance for Loan Losses (Continued)

	Modifications for the year ended September 30, 2013
		Pre-Modification	Post-Modification
	Number of	Outstanding Recorded	Outstanding Recorded
	contracts	Investments	Investments
Troubled Debt Restructuring
Construction and land development	1	$370,411	$370,411
Mobile home	1	59,627	59,627

		Recorded Investment
Troubled Debt Restructuring that subsequently defaulted
One-to four-family owner occupied		1	$67,000

Note 5.	Premises and Equipment

Premises and equipment at September 30, 2014 and 2013, were as follows:

	2014	2013	Depreciable Lives
Cost
Land	$1,142,089	$1,142,089	—
Buildings and land improvements	2,031,589	2,031,589	10-50 yrs
Furniture, fixtures, and equipment	493,591	518,026	3-7 yrs

Total	3,667,269	3,691,704
Less: accumulated depreciation	(627,940)	(536,642)

	$3,039,329	$3,155,062

Depreciation expense totaled $136,563 and $132,010 for the years ended September 30, 2014 and 2013, respectively.

Note 6.	Foreclosed Assets

At September 30, 2014 and 2013, the Company had $0 and $20,000 in foreclosed assets, respectively. A charge to the Allowance for Loan Losses during the year ended September 30, 2014 and 2013 of $0 and $16,781, respectively was taken at the time the foreclosed property was placed in foreclosed assets. The Company disposed of foreclosed assets in the fiscal year 2014 in the amount of $20,000. The Company disposed of foreclosed assets in fiscal year 2013 in the amount of $295,750 and recorded a loss of $23,723 on the transaction.

Note 7.	Deposits

The aggregate amount of deposits with balances of $100,000 or more totaled $16,013,703 and $15,445,563 at September 30, 2014 and 2013, respectively.

Deposit accounts in the Bank are federally insured up to $250,000 per depositor.

Certificates of deposit and their remaining maturities at September 30, 2014, are as follows:

2015	$16,956,456
2016	7,482,916
2017	3,164,348
2018	3,269,082
2019	2,717,549

$33,590,351

Deposit balances of employees, officers, directors and their affiliated interests totaled $414,075 and $202,179 at September 30, 2014 and 2013, respectively. The Company had no brokered deposits at September 30, 2014 and 2013.

Fairmount Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 8.	Borrowings

The Company has advances outstanding from the Federal Home Loan Bank (“FHLB”). A schedule of the borrowings is as follows:

Advance		Maturity	September 30,	September 30,
Amount	Rate	Date	2014	2013
$500,000	0.2500%	2/17/2015	$500,000	$—
2,000,000	0.3200%	8/14/2015	2,000,000	—
1,000,000	4.2350%	7/31/2017	1,000,000	1,000,000
1,000,000	4.0100%	8/21/2017	1,000,000	1,000,000
1,500,000	3.2270%	11/24/2017	1,500,000	1,500,000
1,500,000	3.4000%	11/27/2017	1,500,000	1,500,000
1,000,000	2.6000%	7/02/2018	1,000,000	1,000,000
1,000,000	3.0500%	7/03/2018	1,000,000	1,000,000
1,000,000	2.5990%	10/02/2018	1,000,000	1,000,000

			$10,500,000	$8,000,000

Interest payments are due quarterly. After a loan specific holding period, the borrowings are callable by the FHLB, at which time the Company is able to convert from a fixed rate to a variable rate based on LIBOR. The Company has credit availability of 30% of the Bank’s total assets. Pursuant to collateral agreements with the FHLB, the advances are secured by the Company’s FHLB stock and qualifying residential first mortgage loans, totaling approximately $38,900,000 as of September 30, 2014.

Additionally, the Company has credit availability of $1,500,000 with a correspondent bank for short term liquidity needs, if necessary. The total credit facility is $1,500,000 with $500,000 being an unsecured fed funds line and the remaining $1,000,000 being a secured fed funds line. The secured fed funds line must be secured by specific securities identified and those securities must be segregated into a separate safekeeping account. There were no borrowings outstanding at September 30, 2014 and 2013, under these facilities.

At September 30, 2014, the scheduled maturities of the FHLB advances are as follows:

2015	$2,500,000
2016	—
2017	2,000,000
2018	5,000,000
2019	1,000,000
Thereafter	—

$10,500,000

Note 9.	Income Taxes

The income tax provision reflected in the statements of income consisted of the following components for the years ended September 30, 2014 and 2013:

	2014	2013
Income tax expense
Current tax expense
Federal	$17,407	$139,077
State	11,398	34,118

Total current	28,805	173,195
Deferred tax expense (benefit)
Federal	(109,796)	8,834
State	(11,314)	(1,302)

Total deferred	(121,110)	7,532

Total income tax expense (benefit)	$(92,305)	$180,727

Fairmount Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 9.	Income Taxes (Continued)

A reconciliation of tax computed at the Federal statutory tax rate of 34% to the actual tax expense for the years ended September 30, 2014 and 2013, is as follows:

	2014	2013
Tax at Federal statutory rate	$(12,691)	$149,987
Tax effect of:
Tax exempt income	(4,501)	(3,712)
Graduated rates	2,256	13,546
Reversal of NOL valuation allowance	(84,355)	—
State income taxes, net of federal benefit	6,986	20,906

Income tax expense (benefit)	$(92,305)	$180,727

The components of the net deferred tax asset (liability) at September 30, 2014 and 2013 were as follows:

	2014	2013
Deferred income tax assets:
Nonaccrual interest	$86,001	$99,334
Purchase accounting adjustments	2,367	15,785
Net operating loss carryforward	99,253	—
Stock Option Plan	32,355	14,866
Allowance for loan losses	300,604	289,346

	520,580	419,331

Deferred income tax liabilities:
Net unrealized gain on securities	67,554	50,639
Purchase accounting adjustments	17,551	6,668
Accumulated depreciation	43,533	74,278

	128,638	131,585

Net deferred income tax asset	$391,942	$287,746

The Company maintains $731,536 of its retained earnings as a reserve for loan losses for tax purposes. This amount has not been charged against earnings and is a restriction on retained earnings. If this balance in the reserve account is used for anything but losses on mortgage loans or payment of special assessment taxes, it will be subject to federal income taxes.

As of September 30, 2014, the Company had remaining net operating loss carryforwards from the Fullerton acquisition of approximately $292,000, which expire in 2031. These net operating loss carryforwards may be used to offset future income taxes payable, however the Bank may be subject to alternative minimum tax. Their realization is dependent on future taxable income and may be subject to limits under IRC Section 382.

The Company follows the FASB Accounting Standards Codification, which provides guidance on accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. The guidance prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return, and also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. As of September 30, 2014, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the Company’s financial statements. The Company’s policy is to recognize interest and penalties on unrecognized tax benefits in income tax expense in the financial statements. No interest and penalties were recorded during the period ended September 30, 2014. Generally, the tax years before 2009 are no longer subject to examination by federal, state or local taxing authorities.

Fairmount Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 10.	Defined Contribution Benefit Plan

In July 2009, the Company established a 401(k) plan covering all full-time employees who have attained an age of 21 and have completed 12 months of service. The plan provides for the Company to make contributions which will match employee deferrals on a one-to-one basis up to 4% of an employee’s eligible compensation. Participants are 100% vested in their deferrals and employer matching contributions. Additional contributions can be made at the discretion of the Board of Directors based on the Company’s performance. Contributions for the years ended September 30, 2014 and 2013 were $26,179 and $25,510, respectively.

Note 11.	Employee Stock Ownership Plan

In connection with the conversion to stock form in June 2010, the Company established an Employee Stock Ownership Plan (“ESOP”) for the exclusive benefit of eligible employees. The ESOP borrowed funds from the Company in the amount of $355,230, which was sufficient to purchase 35,523 shares or 8% of the common stock issued and sold in the initial public offering in June 2010. The shares were acquired at a price of $10.00 per share. The ESOP borrowed additional funds from the Company in the amount of $63,478, which was sufficient to purchase 4,502 shares or 8% of the common stock issued and sold in the conversion merger of Fullerton in October 2011. The shares were acquired at a price of $14.10 per share.

The loans are secured by the shares purchased with the loan proceeds and will be repaid by the ESOP over the 10-year terms of the loans with funds from Fairmount Bank’s contributions to the ESOP and dividends paid on the stock, if any. The interest rate on the ESOP loans is an adjustable rate equal to the lowest prime rate, as published in The Wall Street Journal. The interest rate will adjust annually and will be the prime rate on the last business day of the fiscal year. The interest rate on the loan as of September 30, 2014, is 3.25%.

Shares purchased with the loan proceeds are held in a suspense account for allocation among participants as the loan is repaid. Contributions to the ESOP and shares released from the suspense account are allocated among participants in proportion to their compensation, relative to total compensation of all active participants. Participants will vest their accrued benefits under the employee stock ownership plan at the rate of 20% per year. Vesting is accelerated upon retirement, death or disability of the participant, or a change in control of the Bank. Forfeitures will be reallocated to remaining plan participants. Benefits may be payable upon retirement, death, disability, separation of service, or termination of the ESOP.

The debt of the ESOP, in accordance with generally accepted accounting principles, is eliminated in consolidation and the shares pledged as collateral are reported as unearned ESOP shares in the consolidated balance sheet. Contributions to the ESOP shall be sufficient to pay principal and interest currently due under the loan agreement. As shares are committed to be released from collateral, the Company reports compensation expense equal to the average market price of the shares for the respective period, and the shares become outstanding for earnings per share computations. Dividends on allocated ESOP shares are recorded as a reduction of debt and accrued interest. ESOP compensation expense for the years ended September 30, 2014 and 2013 was $101,618 and $71,676, respectively.

A summary of ESOP shares is as follows:

	September 30, 2014	September 30, 2013

Shares committed for release	25,429	20,527

Unearned shares	14,596	19,498

Total ESOP shares	40,025	40,025

Fair value of unearned shares	$319,652	$389,960

Fairmount Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 12.	Recognition and Retention Plan

On December 15, 2010, the Board of Directors adopted the 2010 Recognition and Retention Plan and Trust Agreement (the “RRP”), which was approved at the 2011 Annual Meeting of Stockholders. The RRP is designed to enable Fairmount to provide officers, other employees and non-employee directors with a proprietary interest in Fairmount and as incentive to contribute to its success. Officers, other employees and non-employee directors who are selected by the board of directors or members of a committee appointed by the Board will be eligible to receive benefits under the RRP.

The Board may make grants under the 2010 Recognition and Retention Plan to eligible participants based on the following factors. RRP participants will vest in their share awards at a rate no more rapid than 20% per year over a five year period, beginning on the date of the plan share award. If service to the Company is terminated for any reason other than death, disability or change in control, the unvested share awards will be forfeited. As of September 30, 2014, 15,104 shares have been awarded under the plan. The Company recorded compensation expense of $50,097 for the year ended September 30, 2014. The Company recorded compensation expense of $42,568 for the year ended September 30, 2013.

The Recognition and Retention Plan Trust (the “Trust”) has been established to acquire, hold, administer, invest and make distributions from the Trust in accordance with provisions of the Plan and Trust. The Company contributed sufficient funds to the Trust so that the Trust acquired 17,761 shares of common stock as part of the initial public offering, which are held in the Trust subject to the RRP’s vesting requirements. The RRP provides that grants to each employee and non-employee director shall not exceed 25% and 5% of the shares available under the Plan, respectively. Shares awarded to non-employee directors in the aggregate shall not exceed 30% of the shares available under the RRP.

Note 13.	Stock Option Plan

On December 15, 2010, the Board of Directors adopted the 2010 Stock Option Plan. The 2010 Stock Option Plan will provide Fairmount’s directors and key employees with a proprietary interest in Fairmount as an as incentive to contribute to its success. The Board of Directors of the Company may grant options to eligible employees and non-employee directors based on these factors. Plan participants will vest in their options at a rate of no more rapid than 20% per year over a five year period, beginning on the grant date of the option. Vested options will have an exercise period of ten years commencing on the date of grant. If service to the Company is terminated for any reason other than death, disability or change in control, the unvested options shall be forfeited. The Company recognizes compensation expense during the vesting period based on the fair value of the option on the date of the grant calculated using the Black Scholes Model. As of September 30, 2014, 37,760 options have been granted to eligible employees and non-employee directors. The Company recorded compensation expense of $44,331 for the year ended September 30, 2014. The Company recorded compensation expense of $37,684 for the year ended September 30, 2013.

A summary of the Stock Option Plan year ended September 30, 2014:

	Number of Shares	Weighted Average Exercise Price

Outstanding at September 30, 2013	37,760	$14.10

Granted	—	$14.10

Outstanding at September 30, 2014	37,760	$14.10

Options Exercisable at September 30, 2014	16,436	$14.10

Fairmount Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 14.	Stock Repurchases

On January 9, 2014, the Board of Directors authorized the repurchase of up to 25,000 shares of the Company’s outstanding common stock. The repurchase program is equal to approximately 5% of the total shares outstanding. The repurchase program began on January 13, 2014. The following table sets forth information in connection with repurchases of the Company’s shares of common stock during the period listed.

Period	Total Number of Shares Purchased	Average Price Paid per Share	Total Number of Shares Purchased as Part of Publicly Announced Plans or Programs	Maximum Number of Shares That May Yet Be Purchased Under the Plan
January 1 – 31, 2014	—	$—	—	—
February 1 – 28, 2014	400	21.55	400	24,600
March 1 – 31, 2014	400	21.50	800	24,200
April 1 – 30, 2014	—	—	800	24,200
May 1 – 31, 2014	200	21.50	1,000	24,000
June 1 – 30, 2014	—	—	1,000	24,000

Note 15.	Regulatory Capital Requirements

The Bank is subject to various regulatory capital requirements administered by Federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. The Bank must meet specific capital adequacy guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (as defined in the regulations) of total and Tier 1 capital to risk-weighted assets, and of Tier 1 capital to adjusted total assets. Management believes, as of September 30, 2014 and 2013, that the Bank meets all capital adequacy requirements to which it is subject.

As of September 30, 2014, the most recent notification from the Bank’s regulators categorized the Bank as “well capitalized” under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based capital, Tier 1 capital to risk-weighted assets, and Tier 1 capital to adjusted total assets, ratios. There have been no conditions or events since that notification that management believes have changed the Bank’s category.

Fairmount Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 15.	Regulatory Capital Requirements (Continued)

The actual and required capital amounts and ratios of the Company and the Bank as of September 30, 2014 and 2013, were as follows (dollars in thousands):

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized under the Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of September 30, 2014:
Fairmount Bancorp, Inc.
Total Risk-based Capital (to risk-weighted assets)	13,657	32.82%	3,348	>8.0%	N/A	N/A
Tier 1 Capital (to risk-weighted assets)	13,133	31.56%	1,674	>4.0%	N/A	N/A
Tier 1 Capital (to adjusted total assets)	13,133	17.19%	3,056	>4.0%	N/A	N/A
Tangible Capital (to tangible assets)	13,133	17.19%	1,146	>1.5%	N/A	N/A

Fairmount Bank
Total Risk-based Capital (to risk-weighted assets)	12,131	29.22%	3,341	>8.0%	4,176	>10.0%
Tier 1 Capital (to risk-weighted assets)	11,608	27.96%	1,670	>4.0%	2,505	>6.0%
Tier 1 Capital (to adjusted total assets)	11,608	15.45%	3,050	>4.0%	3,813	>5.0%
Tangible Capital (to tangible assets)	11,608	15.45%	1,144	>1.5%	N/A	N/A

As of September 30, 2013:
Fairmount Bancorp, Inc.
Total Risk-based Capital (to risk-weighted assets)	13,420	31.99%	3,373	>8.0%	N/A	N/A
Tier 1 Capital (to risk-weighted assets)	12,893	30.73%	1,686	>4.0%	N/A	N/A
Tier 1 Capital (to adjusted total assets)	12,893	16.75%	3,080	>4.0%	N/A	N/A
Tangible Capital (to tangible assets)	12,893	16.75%	1,155	>1.5%	N/A	N/A

Fairmount Bank
Total Risk-based Capital (to risk-weighted assets)	11,824	28.24%	3,366	>8.0%	4,169	>10.0%
Tier 1 Capital (to risk-weighted assets)	11,298	26.98%	1,683	>4.0%	2,501	>6.0%
Tier 1 Capital (to adjusted total assets)	11,298	14.70%	3,074	>4.0%	3,943	>5.0%
Tangible Capital (to tangible assets)	11,298	14.70%	1,153	>1.5%	N/A	N/A

The following table presents a reconciliation of the Company’s consolidated equity as determined using U.S. GAAP and the Bank’s regulatory capital amounts (dollars in thousands):

	September 30,
	2014	2013

Consolidated equity GAAP equity	$13,263	$13,003
Consolidated equity in excess of Bank equity	(1,524)	(1,594)

Bank GAAP equity	11,739	11,409
Core deposit intangible	(27)	(33)
Accumulated other comprehensive (income) loss, net of tax	(104)	(78)

Total tangible, leverage and core (tier 1) capital	11,608	11,298
Qualifying allowance for loan losses	523	526

Total risk-based capital	$12,131	$11,824

Fairmount Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 16.	Fair Value Measurements

Generally accepted accounting principles (GAAP) define fair value, establish a framework for measuring fair value, a three-level valuation hierarchy for disclosure of fair value measurement and enhance disclosure requirements for fair value measurements. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. GAAP clarifies the definition of fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. An asset’s or liability’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The three levels are defined as follows:

Level 1 – Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 – Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar instruments in markets that are not active or by model-based techniques in which all significant inputs are observable in the market for the asset or liability, for substantially the full term of the financial instrument.

Level 3 – Inputs to the valuation methodology are unobservable and significant to the fair value measurement and based on the Company’s own assumptions about market participants’ assumptions.

The following table presents a summary of financial assets and liabilities measured at fair value at September 30, 2014 and September 30, 2013:

	Level 1	Level 2	Level 3	Total	Total Losses
September 30, 2014
Securities available for sale:
Mortgage-backed securities invested in Government Agencies	$—	$6,334,969	$—	$6,334,969	$—
Collateralized mortgage obligations invested in Government Agencies	—	405,631	—	405,631	—
State and Municipal Securities	—	1,654,149	—	1,654,149	—
Impaired loans	—	—	416,524	416,524	—

September 30, 2013
Securities available for sale:
Mortgage-backed securities invested in Government Agencies	$—	$4,021,365	$—	$4,021,365	$—
Collateralized mortgage obligations invested in Government Agencies	—	529,739	—	529,739	—
State and Municipal Securities	—	1,240,621	—	1,240,621	—
Impaired loans	—	—	972,787	972,787	—
Foreclosed assets	—	—	20,000	20,000	$16,781

In accordance with generally accepted accounting principles concerning accounting for Loan and Lease Losses, losses of $16,781 for the year ended September 30, 2013 were recognized as a charge to the Allowance for Loan and Lease Losses at the time the foreclosed assets were acquired based on an independent appraisal of the property’s fair value.

The methods and assumptions used to estimate the fair values, including items in the above tables, are included in the disclosures that follow.

Cash and Cash Equivalents (Carried at Cost). The carrying amounts of cash and cash equivalents approximate fair value.

Certificates of Deposit (Carried at Cost). The carrying amounts of certificates of deposit approximate fair value.

Fairmount Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 16.	Fair Value Measurements (Continued)

Securities Available for Sale (Carried at Fair Value). Where quoted prices are available in an active market, securities available for sale are classified within Level 1 of the valuation hierarchy. Level 1 would include highly liquid government bonds, mortgage products and exchange-traded equities. If quoted market prices are not available, securities available for sale are classified within level 2 and fair value values are estimated by using pricing models, quoted prices of securities with similar characteristics, or discounted cash flow. Level 2 would include U.S. agency securities, mortgage-backed securities, obligations of states and political subdivisions and certain corporate, asset-backed and other securities. In certain cases where there is limited activity or less transparency around inputs to the valuation, securities are classified within Level 3 of the valuation hierarchy.

Securities Held to Maturity (Carried at Cost). Where quoted prices are available in an active market, securities held to maturity are classified within Level 1 of the valuation hierarchy. Level 1 would include highly liquid government bonds, mortgage products and exchange-traded equities. If quoted market prices are not available, securities held to maturity are classified within level 2 and fair value values are estimated by using pricing models, quoted prices of securities with similar characteristics, or discounted cash flow. Level 2 would include U.S. agency securities, mortgage-backed securities, obligations of states and political subdivisions and certain corporate, asset-backed and other securities. In certain cases where there is limited activity or less transparency around inputs to the valuation, securities are classified within Level 3 of the valuation hierarchy.

Federal Home Loan Bank Stock (Carried at Cost). The carrying amount of Federal Home Loan Bank stock approximates fair value, and considers the limited marketability of such securities.

Loans Receivable (Carried at Cost). The fair values of loans are estimated using discounted cash flow analyses, using market rates at the statement of condition date that reflect the credit and interest rate risk inherent in the loans. Projected future cash flows are calculated based upon contractual maturity or call dates, projected repayments and prepayments of principal. Generally, for variable rate loans that reprice frequently with no significant change in credit risk, fair values are based on carrying values.

Impaired Loans (Generally Carried at Fair Value). Loans are designated as impaired when, in the judgment of management based on current information and events, it is probable that all amounts due according to the contractual terms of the loan agreement will not be collected. Impaired loans are measured at an observable market price (if available), or at fair value of the loan’s collateral (if the loan is collateral dependent). When the loan is dependent on collateral, fair value of collateral is determined by appraisal or independent valuation, which is then adjusted for the related cost to sell. Impaired loans allocated to the Allowance for Loan and Lease Losses are measured at the lower of cost or fair value on a nonrecurring basis.

Foreclosed Assets (Carried at Lower of Cost or Fair Value Less Estimated Selling Costs). Fair values of foreclosed assets are measured at fair value less cost to sell. The valuation of the fair value measurement follows GAAP. Foreclosed assets are measured on a nonrecurring basis.

Deposit Liabilities (Carried at Cost). The fair values disclosed for demand deposits (e.g., interest and non-interest checking, passbook savings, and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). Fair value for certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered in the market on certificates to a schedule of aggregated expected monthly maturities.

Federal Home Loan Bank Advances (Carried at Cost). Fair values of FHLB advances are estimated using discounted cash flows analysis, based on quoted prices for new FHLB advances with similar credit risk characteristics, terms and remaining maturity. These prices obtained from this active market represent a market value that is deemed to represent the transfer price if the liability were assumed by a third party.

Accrued Interest Receivable and Payable (Carried at Cost). Carrying amounts of accrued interest approximate fair value.

Fairmount Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 16.	Fair Value Measurements (Continued)

Off Balance Sheet Credit-Related Instruments (Disclosures at Cost). Fair values for off balance-sheet financial instruments (lending commitments and letters of credit) are based on fees currently charged in the market to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties’ credit standing. The fair value of these instruments is not material.

The following table presents quantitative information about Level 3 Fair Value Measurements for certain financial assets measured at fair value on a non-recurring basis for September 30, 2014 and September 30, 2013:

Quantitative Information about Level 3 Fair Value Measurements for September 30, 2014 and September 30, 2013
	Valuation Techniques	Unobservable Input	Range
Assets:
Impaired loans	Discounted appraised value	Selling costs	6-12%
Foreclosed assets	Discounted appraised value	Selling costs	6-12%

The following table presents a reconciliation of the beginning and ending balances for Level 3 assets;

	Impaired Loans	Foreclosed Assets
Balance, September 30, 2012	940,717	295,750
Purchases, settlements and charge-offs	(294,140)	(295,750)
Transfers in and/or out of Level 3	326,210	20,000

Balance, September 30, 2013	972,787	20,000
Purchases, settlements and charge-offs	(926,889)	(20,000)
Transfers in and/or out of Level 3	370,626	—

Balance, September 30, 2014	$416,524	$—

The estimated fair values of the Company’s financial instruments were as follows (dollars in thousands):

		Fair Value Measurements at September 30, 2014 Using
	Carrying Value	Quoted Prices in Active Market for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Fair Value
	(in thousands)
Financial assets:
Cash and cash equivalents	$1,336	$1,336	$—	$—	$1,336
Certificates of deposit	4,692	4,692	—	—	4,692
Securities available for sale	8,395	—	8,395	—	8,395
Securities held to maturity	4,008	—	3,939	—	3,939
Federal Home Loan Bank stock	541	—	541	—	541
Loans receivable, net	54,994	—	55,041	417	55,458
Foreclosed real estate	—	—	—	—	—
Accrued interest receivable	236	—	236	—	236
Financial liabilities:
Deposits	53,966	—	53,985	—	53,985
Federal Home Loan Bank advances	10,500	—	10,975	—	10,975
Accrued interest payable	43	—	43	—	43
Off-Balance sheet financial instruments	—	—	—	—	—

Fairmount Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 16.	Fair Value Measurements (Continued)

		Fair Value Measurements at September 30, 2013 Using
	Carrying Value	Quoted Prices in Active Market for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Fair Value
	(in thousands)
Financial assets:
Cash and cash equivalents	$3,851	$3,851	$—	$—	$3,851
Certificates of deposit	3,784	3,784	—	—	3,784
Securities available for sale	5,792	—	5,792	—	5,792
Securities held to maturity	3,756	—	3,603	—	3,603
Federal Home Loan Bank stock	454	—	454	—	454
Loans receivable, net	55,375	—	55,058	973	56,031
Foreclosed real estate	20	—	—	20	20
Accrued interest receivable	234	—	234	—	234
Financial liabilities:
Deposits	55,930	—	56,178	—	56,178
Federal Home Loan Bank advances	8,000	—	8,698	—	8,698
Accrued interest payable	43	—	43	—	43
Off-Balance sheet financial instruments	—	—		—	—

Note 17.	Financial Instruments with Off-Balance Sheet Risk

The Company is party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to originate loans. These loans involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized on the balance sheet.

The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for loan commitments is represented by the contractual amount of these instruments. The Company uses the same credit policies for these instruments as it does for on-balance sheet instruments.

The commitment to originate loans is an agreement to lend to a customer provided there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates and may require the payment of a fee. The Company expects that a large majority of its commitments will be fulfilled subsequent to the balance sheet date and therefore, represent future cash requirements.

The Company evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary, is based on management’s credit evaluation of the borrower.

Loan commitments representing off-balance sheet risk at September 30, 2014 and 2013 were as follows:

	Contract or Notional Amount
	2014	2013
Unused lines of credit	1,912,275	3,686,945
Available home equity lines of credit	1,771,611	1,845,383
Standby letters of credit	121,456	121,456

	$3,926,798	$5,653,784

Fairmount Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 18.	Earnings per Share

Earnings per common share on income before extraordinary income is computed by dividing income before extraordinary item by the weighted average number of common shares outstanding during the period and the earnings per share on the extraordinary items is computed by dividing the extraordinary item by the weighted average number of common shares outstanding during the period. Weighted average shares excludes unallocated ESOP shares and unearned RRP shares. Basic earnings per share excludes dilution and is computed by dividing net income by the basic weighted average number of common shares outstanding during the period. Dilutive earnings per share reflects the potential dilution that could occur if stock options were exercised and is computed by dividing net income by the dilutive weighted average number of common shares outstanding during the period.

	September 30, 2014	September 30, 2013

Net income	$54,980	$257,470

Weighted average number of shares used in:
Basic earnings per share	452,202	445,643
Dilutive common stock equivalents:
Stock options	13,449	11,139

Dilutive earnings per share	465,651	456,782

Basic and dilutive earnings per common share:
Net income, basic	$0.12	$0.58

Net income, dilutive	$0.12	$0.56

Fairmount Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 19.	Parent Company Only Financial Statements

Presented below are the condensed balance sheet, statement of operations and statement of cash flows for Fairmount Bancorp, Inc. for the year ended September 30, 2014.

CONDENSED BALANCE SHEET

	September 30, 2014	September 30, 2013
Assets:
Cash and due from bank	$293,750	$221,881
Certificates of deposit	934,235	1,030,436
Investment in bank subsidiary	11,738,668	11,408,505
Loans receivable	267,945	324,704
Other assets	32,810	26,953

Total assets	$13,267,408	$13,012,479

Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable	4,000	9,250

Total liabilities	4,000	9,250

Stockholders’ Equity
Preferred stock, $ 0.01 par value; authorized 1,000,000; none issued	—	—
Common stock, $ 0.01 par value; authorized 4,000,000; 500,314 issued; 483,839 and 484,839 shares outstanding at September 30, 2014 and 2013, respectively	5,003	5,003
Additional paid in capital	4,106,341	4,040,748
Unearned common stock held by:
Employee Stock Ownership Plan	(155,178)	(209,736)
Recognition and Retention Plan	(186,058)	(245,145)
Retained earnings	9,389,614	9,334,634
Accumulated other comprehensive income	103,686	77,725

Total stockholders’ equity	13,263,408	13,003,229

Total liabilities and stockholders’ equity	$13,267,408	$13,012,479

CONDENSED STATEMENT OF OPERATIONS

	Year Ended September 30, 2014	Year Ended September 30, 2013

Interest income on loans	$15,353	$16,873
Interest and dividends on investments	4,075	5,722

Total income	19,428	22,595

Operating expenses	99,998	97,036

Loss before equity in net income of bank subsidiary	(80,570)	(74,441)
Income tax benefits	27,394	25,310

Net loss before equity in net income of bank subsidiary	(53,176)	(49,131)
Equity in net income of bank subsidiary	108,156	306,601

Net income	$54,980	$257,470

Fairmount Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 19.	Parent Company Only Financial Information (Continued)

CONDENSED STATEMENT OF CASH FLOWS

	Year Ended September 30, 2014	Year Ended September 30, 2013
Cash flows from operating activities:
Net loss	$(53,176)	$(49,131)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
Equity in net income of subsidiary	108,156	306,601
Compensation cost on allocated ESOP shares	101,618	71,676
Compensation cost on allocated RRP shares and stock options	99,140	81,177
(Increase) decrease in other assets	(5,857)	1,787
Increase (decrease) in other liabilities	(5,250)	(15,599)

Net cash provided (used) by operating activities	244,631	396,511

Cash flow from investing activities:
(Increase) decrease in loans	56,759	43,845
Investment in bank subsidiary	(304,202)	(458,530)

Net cash provided (used) by investing activities	(247,443)	(414,685)

Cash flows from financing activities:
Net (increase) decrease in interest-bearing deposits	96,201	(5,269)
Repurchase of common stock	(21,520)	(133,080)

Net cash provided (used) by financing activities	74,681	(138,349)

Net increase (decrease) in cash and cash equivalents	71,869	(156,523)

Cash and cash equivalents, beginning balance	221,881	378,404

Cash and cash equivalents, ending balance	$293,750	$221,881

Supplemental schedule of noncash investing and financing activities:
Change in unrealized gain (loss) on securities available for sale - net of tax effect of $16,914 and $84,180, respectively	$25,961	$(129,204)

Note 20.	Subsequent Events

On October 23, 2014, the Company’s Board of Directors approved the first annual cash dividend payable to stockholders. The dividend of $0.30 per share was paid on November 12, 2014 to all stockholders of record as of the close of business on October 31, 2014. Future dividends will be subject to Board approval.

FAIRMOUNT BANCORP, INC. AND SUBSIDIARY

Consolidated Balance Sheets

June 30, 2015 and September 30, 2014

	June 2015	September 2014
	(unaudited)	(audited)
Assets
Cash and due from banks	$453,410	$431,769
Interest-bearing deposits in other banks	3,697,548	851,638
Federal funds sold	52,505	52,487

Cash and cash equivalents	4,203,463	1,335,894

Certificates of deposit	4,203,111	4,692,145
Securities available for sale, at fair value	5,885,887	8,394,749
Securities held to maturity, at amortized cost	4,007,684	4,008,229
Federal Home Loan Bank stock, at cost	494,700	540,900
Loans, net of allowances for loan and lease losses	55,227,566	54,994,231
Accrued interest receivable	268,635	236,054
Premises and equipment, net	2,993,848	3,039,329
Deferred income tax assets	442,144	391,942
Prepaid expenses and other assets	239,032	227,575

Total assets	$77,966,070	$77,861,048

Liabilities and Stockholders’ Equity
Liabilities
Deposits
Noninterest-bearing deposits	$1,094,926	$421,827
Interest-bearing demand deposits	3,520,698	3,793,128
Savings deposits	15,607,457	16,160,705
Certificates of deposit	34,191,690	33,590,351

Total deposits	54,414,771	53,966,011

Federal Home Loan Bank advances	10,000,000	10,500,000
Accrued interest payable	43,744	42,943
Accounts payable and other liabilities	78,689	88,686

Total liabilities	64,537,204	64,597,640

Commitments and contingencies	—	—

Stockholders’ Equity
Preferred stock, $0.01 par value; authorized 1,000,000; none issued	—	—
Common stock, $0.01 par value; authorized 4,000,000; 500,314 issued; 494,402 and 483,839 shares outstanding at June 30, 2015 and September 30, 2015, respectively	4,944	4,838
Additional paid in capital	3,928,175	4,106,506
Unallocated common stock held by:
Employee Stock Ownership Plan (ESOP)	(148,672)	(155,178)
Recognition and Retention Plan (RRP)	(138,796)	(186,058)
Retained earnings	9,759,173	9,389,614
Accumulated other comprehensive income	24,042	103,686

Total stockholders’ equity	13,428,866	13,263,408

Total liabilities and stockholders’ equity	$77,966,070	$77,861,048

1

FAIRMOUNT BANCORP, INC. AND SUBSIDIARY

Consolidated Statements of Income

For the Nine Months Ended June 30, 2015 and 2014

	Nine Months Ended June 30,
	2015	2014
	(unaudited)	(unaudited)
Interest and dividend income:
Interest on loans	$2,347,285	$2,314,233
Interest and dividends on investments	237,494	217,686

Total interest income	2,584,779	2,531,919

Interest expense:
Interest on deposits	304,064	306,815
Interest on borrowings	208,141	200,462

Total interest expense	512,205	507,277

Net interest income	2,072,574	2,024,642

Provision for loan and lease losses	220,000	720,000

Net interest income after provision for loan and lease losses	1,852,574	1,304,642

Non-interest income:
Service fees on deposit accounts	6,021	4,258
Other service charges, commissions and fees	49,300	39,977
Gain (loss) on disposal of assets	95,485	—
Other non-interest income	14,546	98,414

Total non-interest income	165,352	142,649

Non-interest expense:
Salaries, fees and employment	895,502	887,351
Premises and equipment	145,352	172,834
Professional fees	91,853	127,658
Data processing	94,698	97,782
FDIC premiums and regulatory assessments	52,269	71,530
Insurance and bond premiums	22,187	22,851
Stationery, printing and supplies	19,313	27,902
Other operating expenses	89,996	103,483

Total non-interest expense	1,411,170	1,511,391

Income before income taxes	606,756	(64,100)

Income taxes	237,200	(10,000)

Net income	$369,556	$(54,100)

Earnings per common share:

Net income, basic	$0.81	$(0.12)

Basic weighted average shares outstanding	459,002	450,216

Dilutive Earnings per common share:

Net income, basic	$0.77	$(0.12)

Dilutive weighted average shares outstanding	477,172	463,775

2

FAIRMOUNT BANCORP, INC. AND SUBSIDIARY

Consolidated Statements of Cash Flows

For the Nine Months Ended June 30, 2015 and 2014

	Nine Months Ended June 30,
	2015	2014
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net income	$369,556	$(54,100)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	82,369	108,000
Amortization and accretion of securities	(54,105)	35,733
Provision for loan and lease losses	220,000	720,000
Gain on sales of securities	(95,485)	—
Deferred income taxes	1,665	10
(Increase) decrease in accrued interest receivable	(32,581)	(21,757)
(Increase) decrease in prepaid expense and other assets	(11,454)	56,919
(Increase) decrease in net deferred loan fees	(34,748)	36,754
Increase (decrease) in accrued interest payable	801	1,297
Increase (decrease) in accounts payable and other liabilities	(9,997)	20,761
Stock based compensation expense	47,356	85,007
Employee Stock Ownership Plan expense	6,506	—

Net cash provided by operating activities	489,883	988,624

Cash flows from investing activities:
Proceeds from sales of available for sale securities	1,594,989	—
Proceeds from maturities, payments and calls of available for sale securities	931,531	603,088
Purchases of available for sale securities	—	(400,000)
Purchase of held to maturity securities	—	(250,000)
(Purchases) maturities of certificates of deposit	490,000	(907,000)
Redemptions of Federal Home Loan Bank stock	46,200	25,200
Net (increase) decrease in loans	(418,587)	50,092
Proceeds from disposal of foreclosed real estate	—	20,000
Purchases of premises and equipment	(36,888)	(27,426)

Net cash provided by investing activities	2,607,245	(886,046)

Cash flows from financing activities:
Net increase (decrease) in deposits	448,760	(579,136)
Net increase (decrease) in borrowings	(500,000)	—
Proceeds from exercise of stock options	31,314	—
Repurchase of common stock	(209,633)	(21,520)

Net cash used by financing activities	(229,559)	(600,656)

Net increase in cash and cash equivalents	2,867,569	(498,078)

Cash and cash equivalents, beginning balance	1,335,894	3,851,461

Cash and cash equivalents, ending balance	$4,203,463	$3,353,383

3

FAIRMOUNT BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements (unaudited)

June 30, 2015

Note 1.	Nature of Operations and Summary of Significant Accounting Policies

Fairmount Bancorp, Inc., a Maryland corporation (the “Company”) was incorporated on November 30, 2009, to serve as the holding company for Fairmount Bank (the “Bank”), a federally chartered savings bank. On June 2, 2010, in accordance with a Plan of Conversion adopted by its Board of Directors and approved by its members, the Bank converted from a federal mutual savings bank to Maryland state chartered commercial bank and become the wholly owned subsidiary of the Company. The conversion was accomplished through the sale and issuance of 444,038 shares of common stock at a price of $10.00 per share, through which the Company received proceeds of approximately $3,742,000, net of offering expenses of approximately $699,000. Approximately 50% of the net proceeds of the offering, or $1,900,000, were contributed by the Company to the Bank in return for 100% of the issued and outstanding shares of common stock of the Bank. In connection with the conversion, the Bank’s Board of Directors adopted an employee stock ownership plan (the “ESOP”) which subscribed for 8% of the sum of the number of shares, or 35,523 shares of common stock sold in the offering.

On October 12, 2011, the Company completed the acquisition of Fullerton Federal Savings Association (“Fullerton”) in a conversion merger transaction. In connection with the acquisition and pursuant to the terms of the Agreement and Plan of Conversion Merger and the related Plan of Conversion Merger, the Company issued and sold 56,276 shares of common stock at a price of $14.10 per share, through which the Company received proceeds of approximately $452,000, net of offering expenses of $341,000. The shares were sold in a subscription offering to depositors of Fullerton and to the Company’s Employee Stock Ownership Plan and in a community offering to the Company’s Recognition and Retention Plan (the “RRP”) and to the general public. The amount of common stock offered for sale was based on an independent valuation of Fullerton.

In accordance with the Office of the Commissioner of Financial Regulation of the State of Maryland regulations, upon the completion of the conversion, the Bank restricted retained earnings by establishing a liquidation account. The liquidation account will be maintained for the benefit of eligible account holders who continue to maintain their accounts at the Bank after conversion. The liquidation account will be reduced annually to the extent that eligible account holders have reduced their qualifying deposits. Subsequent increases will not restore an eligible account holder’s interest in the liquidation account. In the event of a complete liquidation of the Bank, and only in such event, each account holder will be entitled to receive a distribution from the liquidation account in an amount proportionate to the adjusted qualifying account balances then held. The Bank may not pay dividends if those dividends would reduce equity capital below the required liquidation account amount.

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial reporting. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, the preceding unaudited consolidated financial statements contain all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the financial condition and results of operations for the periods presented. We derived the balances as of September 30, 2014 from audited financial statements. Operating results for the nine months ended June 30, 2015 are not necessarily indicative of the results that may be expected for the fiscal year ending September 30, 2015, or any other period. For further information, refer to the consolidated financial statements and notes thereto included in the Company’s Annual Report for the year ended September 30, 2014. Certain amounts from prior period financial statements have been reclassified to conform to the current period’s presentation.

Fairmount Bank is a community-oriented commercial bank, which provides a variety of financial services to individuals and corporate customers through its home Baltimore County, Maryland, and is subject to competition from other financial institutions. The Bank’s primary deposit products are interest-bearing savings, certificates of deposit, and individual retirement accounts. The Bank’s primary lending products are single-family residential mortgage loans. The Bank is subject to the regulations of certain Federal agencies and undergoes periodic examinations by those regulatory authorities. The accounting policies of the Bank conform to accounting principles generally accepted in the United States of America and general practices within the banking industry.

4

FAIRMOUNT BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements (Unaudited)

Summary of Significant Accounting Policies

The accounting and reporting policies of Fairmount Bancorp, Inc. and Subsidiary conform to accounting principles generally accepted in the United States of America (“U.S. GAAP”) and to general practices in the banking industry. The more significant policies follow:

Principles of Consolidation

The consolidated financial statements include the accounts of Fairmount Bancorp, Inc., its wholly owned subsidiary Fairmount Bank. Material intercompany accounts and transactions have been eliminated in consolidation.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for losses on loans and leases and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowances for losses on loans and leases and foreclosed real estate, management obtains independent appraisals for significant properties.

Cash and Cash Equivalents

For purposes of the consolidated statements of cash flows, cash and cash equivalents include cash and balances due from banks, interest-bearing deposits in other banks, certificates of deposit less than one year and federal funds sold.

Securities

Management determines the appropriate classification of debt securities at the time of purchase and re- evaluates such designation as of each balance sheet date.

Securities that the Company has the positive intent and ability to hold to maturity are classified as held to maturity and are reported at amortized cost (including amortization of premium or accretion of discount).

Securities classified as available for sale are those securities that the Company intends to hold for an indefinite period of time but not necessarily to maturity. Securities available for sale are carried at fair value. Unrealized gains and losses are reported as increases or decreases in other comprehensive income. Realized gains and losses, determined on the basis of the cost of the specific securities sold, are included in earnings. Premiums and discounts are recognized in interest income using a method which approximates the interest method over the terms of the securities. Declines in the fair value of available for sale securities below their cost that are deemed to be other than temporary, if any, are reflected in earnings as realized losses. In estimating other-than-temporary impairment losses, management considers (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

5

FAIRMOUNT BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements (Unaudited)

Federal Home Loan Bank Stock

Federal Home Loan Bank of Atlanta (the “FHLB”) stock is an equity interest in the FHLB, which does not have a readily determinable fair value for purposes of Generally Accepted Accounting Standards related to Accounting for Certain Investments in Debt and Equity Securities, because its ownership is restricted and it lacks a market. FHLB stock can be sold back only at par value of $100 per share and only to the FHLB or another member institution. As of June 30, 2015 and September 30, 2014, the Company owned shares totaling $494,700 and $540,900, respectively.

The Company evaluates the FHLB stock for impairment in accordance with generally accepted accounting principles. The Company’s determination of whether this investment is impaired is based on an assessment of the ultimate recoverability of its cost rather than by recognizing temporary declines in value. The determination of whether a decline in value affects the ultimate recoverability of its cost is influenced by criteria such as (1) the significance of the decline in net assets of the FHLB as compared to the capital stock amount for the FHLB and the length of time this situation has persisted, (2) commitments by the FHLB to make payments required by law or regulation and the level of such payments in relation to the operating performance of the FHLB, and (3) the impact of legislative and regulatory changes on institutions and accordingly on the customer base of the FHLB.

Loans

Loans are generally carried at the amount of unpaid principal, less the allowance for loan losses and adjusted for deferred loan fees, which are amortized over the term of the loan using the interest method. Interest on loans is accrued based on the principal amounts outstanding. It is the Company’s policy to discontinue the accrual of interest or if collection of principal and interest in full is in doubt when the principal or interest is delinquent for 90 days or more. When a loan is placed on nonaccrual status, all interest previously accrued but not collected is reversed against current period interest income. Interest income generally is not recognized on specific impaired loans unless the likelihood of further loss is remote. Cash collections on such loans are applied as reductions of the loan principal and no interest income is recognized on those loans until the principal balance has been collected. The carrying value of impaired loans is based on the present value of the loan’s expected future cash flows or, alternatively, the observable market price of the loan or the fair value of the collateral. The loan may be returned to accrual status if unpaid principal and interest are paid so that the loan is brought current and performing according to the contractual terms of the loan.

When a loan is 15 days past due, the Company will send the borrower a late notice. The Company also contacts the borrower by phone if the delinquency is not corrected promptly after the notice has been sent. When the loan is 30 days past due, the Company will send the borrower a letter reminding the borrower of the delinquency, and attempts to contact the borrower personally to determine the reason for the delinquency in order to ensure that the borrower understands the terms of the loan and the importance of making payments on or before the due date. If necessary, subsequent delinquency notices are issued and the account will be monitored on a regular basis thereafter. By the 90th day of delinquency, the Company will send the borrower a final demand for payment and may recommend foreclosure. Loans are charged off when the Company believes that the recovery of principal is improbable. A summary report of all loans 30 days or more past due is provided to the board of directors of the Company each month.

Allowance for Loan and Lease Losses

The allowance for loan losses is established through a provision for loan losses. The Company maintains the allowance at a level believed, to the best of management’s knowledge, to cover all known and inherent losses in the portfolio that are both probable and reasonable to estimate at each reporting date. Subsequent recoveries, if any, are credited to the allowance.

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FAIRMOUNT BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements (Unaudited)

The allowance for loan losses is evaluated on no less than a quarterly basis in order to identify those inherent losses and to assess the overall collection probability for the loan portfolio. The evaluation process by portfolio segment includes, among other things, an analysis of delinquency trends, non-performing loan trends, the level of charge-offs and recoveries, prior loss experience, total loans outstanding, the volume of loan originations, the type, size and geographic concentration of the loans, the value of collateral securing the loan, the borrower’s ability to repay and repayment performance, the number of loans requiring heightened management oversight, local economic conditions and industry experience.

The establishment of the allowance for loan losses is significantly affected by management’s judgment and uncertainties, and there is a likelihood that different amounts would be reported under different conditions or assumptions. The Office of the Commissioner of Financial Regulation of the State of Maryland as an integral part of its examination process, periodically reviews the allowance for loan losses and may require the Company to make additional provisions for estimated loan losses based upon judgments different from those of management.

The Company’s policies, consistent with regulatory guidelines, provide for the classification of loans and other assets that are considered to be of lesser quality as substandard, doubtful, or loss assets. An asset is considered substandard if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Substandard assets include those assets characterized by the distinct possibility that we will sustain some loss if the deficiencies are not corrected. Assets classified as doubtful have all of the weaknesses inherent in those classified substandard with the added characteristic that the weaknesses present make collection or liquidation in full, on the basis of currently existing facts, conditions and values, highly questionable and improbable. Assets (or portions of assets) classified as loss, are those considered uncollectible and of such little value that there continuance as assets is not warranted. Assets that do not expose us to risk sufficient to warrant classification in one of the aforementioned categories, but which possess potential weaknesses that deserve close attention, are required to be designated as special mention.

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Impairment is measured on a loan by loan basis by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Loans may be periodically modified in a troubled debt restructuring (TDR) to make concessions to help a borrower remain current on the loan and to avoid foreclosure. Generally we do not forgive principal or interest on a loan or modify the interest rate on loans that are below market rates. When we modify loans in a TDR, we evaluate any possible impairment similar to other impaired loans. If we determine that the value of the modified loan is less than the recorded investment in the loan, impairment is recognized through a specific allowance estimate or a charge-off to the allowance.

The allowance consists of specific, general, and unallocated components. The specific component relates to loans that are classified as doubtful, substandard, or special mention. For such loans that are also classified as impaired, a specific allowance is established for that portion of the loan that is deemed uncollectible. The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors. An unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio. Determinations as to the classification of assets and the amount of loss allowances are subject to review by our principal federal regulator, the Office of the Commissioner of Financial Regulation for the State of Maryland, which can require that we establish additional loss allowances. The Company regularly reviews its asset portfolio to determine whether any assets require classification in accordance with applicable regulations.

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FAIRMOUNT BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements (Unaudited)

The Company maintains the allowance for loan and lease losses at a level considered adequate to provide for losses inherent in the loan portfolio. While the Company utilizes available information to recognize losses on loans, future additions to the allowances for loan and lease losses may be necessary based on changes in economic conditions, particularly in its’ market area in the state of Maryland. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Company’s allowance for loan and lease losses. Such agencies may require the Company to recognize additions to the allowance for loan and lease losses based on their judgments about information available to them at the time of their examination.

Actual loan losses may be significantly more than the allowance for loan and lease losses the Company has established, which could have a material negative effect on its financial statements.

Premises and Equipment

Land is carried at cost. Property and equipment is carried at cost less accumulated depreciation. Depreciation is computed on the straight-line method over estimated useful lives of assets. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to expense as incurred; significant renewals and betterments are capitalized.

Foreclosed Assets

Assets acquired through, or in lieu of, foreclosure is initially recorded at the lower of cost (principal balance of the former mortgage loan plus costs of obtaining title and possession) or fair value at the date of acquisition. Costs relating to development and improvement of property are capitalized, whereas costs relating to the holding of property are expensed.

Management periodically performs valuations, and an allowance for losses is established by a charge to operations if the carrying value of a property exceeds its estimated net realizable value.

Income Taxes

The Company accounts for income taxes in accordance with income tax accounting guidance in ASC Topic 740. The income tax accounting guidance results in two components of income tax expense – current and deferred. Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to taxable income or loss. Deferred taxes are provided for the temporary differences between the tax basis and the financial basis of the Company’s assets and liabilities. Deferred tax assets and liabilities are determined based on the enacted rates that are expected to be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of the deferred tax assets will not be realized. Deferred tax expense or benefit is the result of the changes in the deferred tax assets and liabilities.

Fairmount Bancorp, Inc. has entered into a tax sharing agreement with Fairmount Bank. The agreement provides that Fairmount Bancorp, Inc. will file a consolidated federal tax return, and that the tax liability shall be apportioned among the entities as would be computed if each entity had filed a separate return. According to Maryland tax law, Fairmount Bancorp, Inc. and Fairmount Bank file separate Maryland state tax returns.

Common Stock Repurchase Program

The Company adopted a common stock repurchase program in which shares repurchased reduced the amount of shares issued and outstanding. The repurchased shares may be reissued in connection with share- based compensations plans and for general corporate purposes. Under this plan, the Company approved the repurchase of a specific amount of shares and extended it over a period of twelve months beginning January 13, 2014.

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FAIRMOUNT BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements (Unaudited)

Comprehensive Income (Loss)

Accounting principles generally accepted in the United States of America require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available for sale securities, are reported as a separate component of equity, such items, along with net income, are components of comprehensive income.

Off-Balance Sheet Financial Instruments

In the ordinary course of business, the Bank has entered into off-balance sheet financial instruments consisting of commitments to extend credit. These loans involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized on the balance sheet. Such financial instruments are recorded in the statement of income when they are funded.

The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for loan commitments is represented by the contractual amount of these instruments. The Company uses the same credit policies for these instruments as it does for the on-balance sheet instruments.

Advertising Costs

Advertising costs are expensed as incurred. For the nine months ended June 30, 2015 and the year ended September 30, 2014, advertising expense was $4,809 and $4,377, respectively.

Concentrations of Credit Risk

The Company has approximately $3,386,000 and $745,000, in deposits in other financial institutions in excess of amounts insured by the Federal Deposit Insurance Corporation (“FDIC”), as of June 30, 2015 and September 30, 2014, respectively. The Company’s management considers this a normal business risk. The Company also maintains accounts with stock brokerage firms containing securities. These balances are insured up to $500,000 by the Securities Investor Protection Corporation. The Company was required to maintain a $100,000 minimum balance in a deposit account with Maryland Financial as of September 30, 2014 and 2013, in relation to a sweep account.

Most of the Company’s activities are with customers in the Maryland counties of Baltimore and Harford and portions of the City of Baltimore. The Bank does not have any significant concentrations in any one industry or customer.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current year’s method of presentation. Such reclassifications have no effect on net income.

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